                                                                     EXHIBIT 2.1



                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE

--------------------------------------------------------------------------------



                    SHARE PURCHASE AND CONTRIBUTION AGREEMENT



--------------------------------------------------------------------------------



                         DATED AS OF SEPTEMBER 27, 2000



                                  BY AND AMONG


                                 NORDSTROM, INC.

                                       AND

                        NORDSTROM EUROPEAN CAPITAL GROUP

                           IN THEIR CAPACITY AS BUYERS



                               JEAN-PIERRE BENAYM



                                 ALBERT GOLDBERG


                                       AND


                             THE OTHER SHAREHOLDERS

                                       OF

                                 FACONNABLE S.A.

                          IN THEIR CAPACITY AS SELLERS

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


                                TABLE OF CONTENTS

1.   Definitions.............................................................5

2.   Sale and Contribution of Shares........................................12

3.   Closing................................................................14

4.   Representations and Warranties of Principal Shareholders...............17

5.   Representations and Warranties of Buyers...............................32

6.   Securities Act Matters.................................................33

7.   Covenants of Principal Shareholders prior to Closing Date..............39

8.   Covenants of Buyers prior to Closing Date..............................42

9.   Conditions precedent to Buyers' Obligation to close....................42

10.  Conditions precedent to Sellers' Obligation to close...................46

11.  Termination............................................................47

12.  Indemnification........................................................47

13.  Post-Closing transactions..............................................54

14.  General Provisions.....................................................54

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


AMONG THE UNDERSIGNED:

1.1 NORDSTROM, INC., a corporation organized under the laws of the State of Washington (U.S.A.), having its registered office at 1617 Sixth Avenue, Seattle, Washington 98101 (U.S.A.), incorporated on September 28, 1946, under No. 21043393, whose representative is duly authorized for the purpose of this Agreement,

        hereafter referred to as "Nordstrom",

1.2 NORDSTROM EUROPEAN CAPITAL GROUP, a French societe par actions simplifiee, having its registered office at 3, rue du Colonel Moll, 75017 Paris, registered with the Trade and Companies Register ("Registre du Commerce et des Societes") of Paris under the management number ("numero de gestion") No. 2000B15519, whose representative is duly authorized for the purpose of this Agreement,

        hereafter referred to as "NECG"; and, together with Nordstrom, collectively, jointly and severally referred to as "Buyers",

2.1 JEAN-PIERRE BENAYM, a French national residing at 46, avenue des Bosquets, 06200 Nice,

2.2 ALBERT GOLDBERG, a French national domiciled with Maitre Bezina, 1, rue du Lycee, 06000 Nice,

        collectively, jointly and severally referred to as the "Principal Shareholders",

AND:

3.1 STEPHANE BENAYM, a French national residing at 26, allee de la Touraque, "hameau Fontmerle", 06270 Villeneuve Loubet,

3.2 EDOUARD-DAVID BENAYM, a French national residing at 46, avenue des Bosquets, 06200 Nice,

3.3 ILAN BENAYM, a French national residing at 46, avenue des Bosquets, 06200 Nice,

3.4 ARTHUR GOLDBERG, a French national residing at 15, rue Saint Louis en l'Ile, 75004 Paris,

3.5 OLIVIER GOLDBERG, a French national residing at 1336, avenue Jules Grec, 06600 Antibes,

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


3.6 JEAN ALBERT NILS GOLDBERG, a French national residing at 5, promenade des Anglais, 06000 Nice,

        collectively referred to as the "Other Shareholders"; and, together with the Principal Shareholders, collectively referred to as "Sellers". The term "Sellers" shall also include Jean-Pierre Benaym, Stephane Benaym, Edouard-David Benaym and Ilan Benaym acting in their capacity as joint owners
("coindivisaires") of all of the shares of the Company they own jointly ("detiennent en indivision").

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


WHEREAS:

        A. Albert Goldberg and Jean-Pierre Benaym, collectively as the Principal Shareholders, and the Other Shareholders hold 84.5 % of the share capital and the voting rights of the Company, and 15 % of the share capital and the voting rights of the Company, the ownership of which is divided into bare ownership ("nue-propriete") and beneficial ownership ("usufruit") among certain Sellers, as set forth in attached Exhibit A ("Shares").

        B. Albert Goldberg, an internationally renowned designer of fashion apparel and Jean-Pierre Benaym, a business leader in the fashion industry, have built over the years and throughout the world the reputation of "Faconnable", the trademark and trade name attached to the Company.

        C. Buyers and their counsels have conducted a due diligence investigation of the Company based on the documents and information provided to them by Sellers and the Company.

        D. Sellers desire to sell and contribute, and Buyers desire to purchase and receive, all of the Shares held by Sellers on the terms set forth in this agreement (the "Agreement").

        E. Buyers also desire to retain the design services of Albert Goldberg and the international management services of Jean-Pierre Benaym in order to continue the development of the trademarks, and most particularly the "Faconnable" trademark, in the same spirit, correspondence and continuity, and with the high level as well as the image as initially developed in the past by the Principal Shareholders.


NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.      DEFINITIONS.

        For purposes of this Agreement, and unless the context requires otherwise, the following terms have the meanings specified or referred to in this Section 1. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        "Actual Cumulative Economic Profit" shall mean the excess of (a) the sum of (i) operating income ("resultat d'exploitation") and (ii) Nordstrom intercompany expense ("charges d'exploitation versees a Nordstrom"), over (b) the sum of (i) Nordstrom intercompany income ("produits d'exploitation recus de Nordstrom"), (ii) employment profit sharing ("participation des salaries") and
(iii) Cost of Capital, as such items appear for the relevant fiscal year on the Company's consolidated financial statements for the years 2000 to 2005 (included).

        "Affected Person" shall have the meaning set forth in Section 12.1.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        "Bank" shall mean Societe Generale, a French credit institution ("etablissements de credit"), having its registered office 29, Boulevard Haussmann, 75009 Paris (France), registered with the Trade and Companies Register ("Registre du Commerce et des Societes") of Paris under No. 552 120 222.

        "Bank Guarantees" shall mean the personal guarantees ("cautions") granted by the Principal Shareholders in favor of certain credit institutions to guarantee the liabilities of the Company to such credit institutions.

        "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits of this Agreement and the Contemplated Transactions to such Person.

        "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any material inaccuracy in or material breach of or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) prior to Closing, any material justified claim (by any Person) that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision.

        "Business Day" shall mean any day that is not a Saturday, a Sunday or a holiday in France or the State of Washington (U.S.A.).

        "Cause" shall mean, with respect to a Principal Shareholder, (a) material failure or refusal, for any reason other than by cause of death or incapacity of such Principal Shareholder, to perform his duties, responsibilities or obligations within the Nordstrom Group after at least fourteen (14) days' prior written notice regarding any such failure or refusal,
(b) breach of any noncompetition or confidentiality agreement with respect to the Company; (c) willful misappropriation of funds or property of the Company;
(d) conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation; or (e) the commission of any willful or intentional act in disregard of the interests of the Company that could reasonably be expected to materially injure the reputation, business or business relationships of the Company.

        "Closing" shall mean the transfer of ownership of the Shares, as provided in Section 3.1.

        "Closing Date" shall mean the date and time as of which the Closing actually takes place, as set forth in Section 3.1.

        "Company" shall mean Faconnable S.A., a French societe anonyme, having its registered office at 105-107 route de Canta-Galet, 06200 Nice, France, registered with the Trade and Companies Register ("Registre du Commerce et des Societes") of Nice under No. 353 512 908.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        "Confidentiality Agreement" shall mean the Confidentiality and Nondisclosure Agreement between Nordstrom, the Company and the Principal Shareholders dated June 14, 2000.

        "Consent" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

        "Contemplated Transactions" shall mean all of the transactions contemplated by this Agreement including: (a) the sale and contribution of the Shares by Sellers to Buyers and the transfer of ownership thereof; and (b) the performance by Sellers and Buyers of their respective covenants and obligations under this Agreement.

        "Contract" shall mean any legally binding agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied).

        "Contributed Shares" shall have the meaning set forth in Section 2.2.

        "Controlling Interest" shall mean the Shares held by the Principal Shareholders.

        "Cost of Capital" ("cout du capital") shall mean, for any given fiscal year, (a) the excess of (i) the sum of (A) shareholders' equity ("capitaux propres part du groupe") and (B) financial indebtedness ("dettes financieres") over (ii) the sum of (A) investment in securities ("valeurs mobilieres") and (B) cash ("liquidites"), as such items appear on the Company's consolidated financial statements for the relevant fiscal year, (b) multiplied by 0.114.

        "Damages" shall have the meaning set forth in Section 12.1.

        "Dollars" or "$" shall indicate amounts in United States dollars.

        "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

        "Euros" or "E" shall mean the currency of the participating member States in accordance with the definition given in Section 109-L-4 of the European Union Treaty and in the Council Regulation (EC) n degrees 974/98 of May 3, 1998 on the introduction of the Euro.

        "Facilities" shall mean any real property, leaseholds, or other interests, and any buildings, plants, or structures currently or formerly owned or operated by the Company or any of the Related Companies.

        "Financial Statements" shall have the meaning set forth in Section
4.6(a).

        "First Demand Guarantees" shall have the meaning set forth in Section
2.5.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        "GAAP" shall mean (a) with respect to the Company, generally accepted accounting principles as defined in the French Plan Comptable General, including the French Nouveau Plan Comptable, or (b) with respect to any other company, generally accepted accounting principles in the jurisdiction in which such company maintains its registered office.

        "General Guarantees" shall have the meaning set forth in Section 2.5.

        "Governmental Authorization" shall mean any approval, Consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        "Governmental Body" shall mean any: (a) state, city, or other jurisdiction of any nature; (b) governmental or quasi-governmental authority of any nature (including any governmental agency or entity and any court or other tribunal); (c) multi-national organization or body; or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature. For the avoidance of doubt, any institution in charge of collecting employment related contributions whatsoever shall be deemed to be a Governmental Body.

        "HSR Act" shall mean the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "Income Tax" shall mean all Taxes based on income determined under provisions of the French General Tax Code ("Code general des Impots") and foreign, state, local and other taxes based on income or gross receipts, including income tax ("impot sur les societes") and any Tax assessed on a corporation by reference to its income, gains or profits, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax.

        "Intellectual Property" shall have the meaning set forth in Section 4.11(a).

        "Knowledge" shall mean: (a) an individual will be deemed to have "Knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; and (b) a Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

        "Legal Requirement" shall mean any Order, law, decree, regulation, statute, or treaty of any Governmental Body, and any collective bargaining agreement ("convention ou accord collectif") applicable to the Company and/or the Related Companies.

        "Loan Purchase Price" shall mean, with respect to a Shareholder's Account, the sum of the principal of such Shareholder's Account and of accrued but unpaid interest on such

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


Shareholder's Account to be paid by NECG to a Seller in accordance with the relevant Loan Purchase Agreement.

        "Loan Purchase Agreement" shall have the meaning set forth in Section 2.1(c).

        "Maturity Date" shall mean:

        (a) with respect to the General Guarantees:

               (i) April 10, 2003 at midnight (Paris time), for Damages in respect of which a Claim Notice is sent at the latest on March 31, 2003 at midnight (Paris time); or

               (ii) April 10, 2004 at midnight (Paris time) (or April 10, 2005 at midnight (Paris time) if Closing occurs in the year 2001), for Damages in respect of which a Claim Notice is sent between April 1, 2003 (included) and March 31, 2004 at midnight (Paris time) (or March 31, 2005 at midnight (Paris time) if Closing occurs in the year 2001) ; and

        (b) with respect to the Specific Guarantee, June 5, 2008 at midnight (Paris time).

        "Noncompetition Agreements" shall mean the noncompetition agreements to be executed on the Closing Date by Jean-Pierre Benaym, Albert Goldberg, Stephane Benaym and Olivier Goldberg in accordance with Section 3.2(a)(viii).

        "Nordstrom Group" shall mean Nordstrom and its affiliates. For purposes of this definition, affiliate shall mean any entity that controls, is controlled by, or is under common control with Nordstrom and the term "control" shall have the meaning set forth in Article 355-1 of the French Law n degrees 66-537 of July 24, 1966 as heretofore amended and supplemented.

        "Nordstrom International" shall mean Nordstrom International Limited, a corporation organized under the laws of the State of Washington (U.S.A.), which has its registered office at 1617 Sixth Avenue, Seattle, Washington 98101 (U.S.A.), and was incorporated on November 22, 1999, under No. 29076510.

        "Nordstrom Stock" shall mean the shares of common stock, no par value, of Nordstrom to be issued to Sellers pursuant to Section 2.2.

        "Order" shall mean any award, decision, injunction, judgment, ruling, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

        "Ordinary Course of Business" shall mean an action taken by a Person if (but only if): (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        "Organizational Documents" shall mean: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to or restatement of any of the foregoing.

        "Person" shall mean any individual or legal entity including, but not limited to, labor union, trust, or other entity or Governmental Body.

        "Planned Cumulative Economic Profit" shall have the meaning set forth in the Business Plan.

        "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "Purchase Price" shall have the meaning set forth in Section 2.1(b).

        "Related Company" shall mean the companies listed in Exhibit C.

        "Related Person" shall mean:

        (a) With respect to a specified Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (vi) any Related Person of any individual described in clause (b)(ii) or (b)(iii); or

        (b) With respect to a particular individual: (i) each other member of such individual's Family; (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; and (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest.

        For the purposes of this definition, (a) "control" shall be defined by reference to Section 355-1 of the French Company Act dated July 24, 1966; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the fourth degree, and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership of voting securities or other voting interests representing at least 50% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 50% of the outstanding equity securities or equity interests in a Person.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        "Representative" shall mean, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

        "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "Sellers' Agent" shall have the meaning set forth in Section 14.4.

        "Shareholder's Account" shall mean, with respect to a Seller, the shareholder's account ("compte courant d'associe"), if any, between such Seller and the Company.

        "Signing Date" shall mean the date of this Agreement.

        "Specific Guarantee" shall have the meaning set forth in Section 2.5.

        "Stromnable" shall mean Stromnable, Inc., a corporation organized under the laws of the State of Washington (U.S.A.), which has its registered office at 1617 Sixth Avenue, Seattle, Washington 98101 (U.S.A.), and was incorporated on May 6, 1993, under No. 24731630, which is jointly owned (50/50) by the Company and Nordstrom.

        "Stromnable Purchase Agreement" shall mean the agreement between Nordstrom and the Company, pursuant to which the Company will sell its interest in Stromnable to Nordstrom.

        "Subsidiary" shall mean the Persons listed on attached Exhibit B.

        "Tax" shall mean all taxes of any kind, levies or other like assessments, including but not limited to Income Taxes, registration duties, value added tax, payroll taxes, and all social contributions, including but not limited to social security contributions payable to any Governmental Body and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax.

        "Taxable Event" shall mean any transaction, Contract, restructuring or act undertaken by the Company, the Related Companies or their respective current or past shareholders or owners that would be deemed to induce Tax liability pursuant to applicable Tax regulations.

        "Tax Return" shall mean any return (including any information return), statement, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

        "Threatened" shall mean a claim, Proceeding, dispute, action, or other matter with respect to which any demand or statement has been made in writing or any notice has been given in writing with reasonable justification.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


2.      SALE AND CONTRIBUTION OF SHARES.

        2.1 SALE OF SHARES.

               (a) SALE. Subject to the terms and conditions of this Agreement, Sellers hereby sell, transfer and assign such number of Shares as set forth in attached Exhibit 2.1(a) to NECG and NECG hereby purchases such Shares from Sellers on the Signing Date. The actual transfer of ownership of such Shares will take place on the Closing Date.

               (b) PURCHASE PRICE. The purchase price for the Shares set forth in attached Exhibit 2.1(a) (the "Purchase Price") shall be equal to E 98,974,878 (ninety eight million nine hundred seventy four thousand eight hundred seventy eight Euros) minus the aggregate amount of the Loan Purchase Prices, as these amounts are set forth in attached Exhibit 2.1(b), and shall be payable in cash on the Closing Date.

               (c) SHAREHOLDERS' ACCOUNTS. On the Closing Date, NECG shall purchase from each Seller, at the Loan Purchase Price, the Shareholder's Account (if any) that each such Seller has extended to the Company, in accordance with the loan purchase agreement substantially in the form attached as Exhibit 2.1(c) (the "Loan Purchase Agreement").

        2.2 CONTRIBUTION OF SHARES. Subject to the terms and conditions of this Agreement, Sellers hereby contribute to Nordstrom, which is subject to the payment of Income Tax in the U.S.A., the remaining Shares that are not sold pursuant to Section 2.1 above (the "Contributed Shares"), and shall receive in exchange of such contribution 5,074,000 (five million seventy four thousand) shares of Nordstrom Stock. On the Closing Date, Sellers shall transfer the ownership of the Contributed Shares to Nordstrom and Nordstrom shall transfer to each Seller the ownership of a whole number of shares of Nordstrom Stock as set forth in attached Exhibit 2.2.

        2.3 JOINT OWNERSHIP ("INDIVISION"). For purposes of Section 2.1 above, Jean-Pierre Benaym, Stephane Benaym, Edouard-David Benaym and Ilan Benaym hereby expressly agree to sell to NECG the Shares they own jointly ("detiennent en indivision"). For the purpose of Section 3.2(b)(i) below, the portion of the Purchase Price to be paid in consideration of the sale of the jointly owned Shares to NECG shall be paid on a specific bank account opened under the name of the joint owners ("coindivisaires").

        2.4 ADDITIONAL PRICE. In consideration for transfer of the Controlling Interest by the Principal Shareholders to Buyers, NECG shall pay to the Principal Shareholders an additional purchase price (the "Additional Price") determined in accordance with this Section 2.4.

               (a) Attached as Exhibit 2.4(a) is the Company's business plan for the period from the Closing Date to January 31, 2006 (the "Business Plan"), which sets forth the Planned Cumulative Economic Profit. The sole purpose of the Business Plan is to determine the Additional Price, if any, and the Business Plan shall not be construed as creating any obligation for the Principal Shareholders.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


               (b) No later than July 31, 2006, the Company will cause its accountants to determine the Actual Cumulative Economic Profit, which will be submitted to the Company's board of directors or other competent corporate body for approval. Upon receiving such approval, NECG shall determine the ratio (expressed as a percentage) of the Actual Cumulative Economic Profit to the Planned Cumulative Economic Profit ("Performance Ratio"). NECG shall, in a timely manner, provide the Principal Shareholders with copies of the documents (including the financial statements of the Company, if applicable) that were used to calculate the Actual Cumulative Economic Profit and the Performance Ratio.

               (c) If the Performance Ratio is less than 100%, no Additional Price shall be paid to the Principal Shareholders. If the Performance Ratio is equal to or greater than 100%, the Principal Shareholders shall be entitled to payment of an Additional Price in accordance with the following:

Performance Ratio                 Additional Price (in Euro)
-----------------                 --------------------------
Equal to or greater than 100%,    E 22,000,000 + E [(Performance Ratio -
but less than 110%                100%) x 140,000,000]
Equal to or greater than 110%,    E 36,000,000 + E [(Performance Ratio -
but less than 120%                110%) x 160,000,000]
Equal to or greater than 120%     E 52,000,000 + E [(Performance Ratio -
                                  120%) x 100,000,000]

               (d) The Additional Price, if any, shall be paid equally (50/50) to the Principal Shareholders by no later than October 1, 2006 (the "Additional Price Payment Date") in cash by wire transfer.

               (e) In the event a Principal Shareholder resigns or is dismissed from his functions in the Nordstrom Group for Cause prior to the Additional Price Payment Date, such Principal Shareholder will forfeit any right to payment of any portion of the Additional Price. If a Principal Shareholder is dismissed without Cause, or in the event of death or disability of a Principal Shareholder, he will be paid a pro-rata portion of the Additional Price equal to the Additional Price that such Principal Shareholder otherwise would have been entitled to receive multiplied by a fraction, the numerator of which is the number of days from the Closing Date until such dismissal without Cause or such death or disability and the denominator of which is the number of days from the Closing Date until January 31, 2006.

               (f) In the event of a merger, spin-off, contribution of substantial assets ("apport partiel d'actif") or similar transaction, or change in the accounting methods of the Company between the Closing Date and January 31, 2006, NECG shall set up an appropriate accounting methodology to enable the parties to determine the Additional Price (if any) that the Principal Shareholders otherwise would be entitled to receive but for such merger, spin-off, contribution of substantial assets ("apport partiel d'actif") or similar transaction, or change in the accounting methods of the Company.

        2.5 FIRST DEMAND GUARANTEES. To secure the obligations of the Principal Shareholders pursuant to Section 12 below (with the exception of obligations resulting from

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


Section 12.1(j)), each Principal Shareholder shall provide a first demand guarantee (the "General Guarantees"), in the form attached as Exhibit 2.5(a). To secure the obligations resulting from Section 12.1(j) below, Jean-Pierre Benaym shall provide a first demand guarantee (the "Specific Guarantee"), in the form attached as Exhibit 2.5(b). Buyers shall be entitled to draw upon the General Guarantees and the Specific Guarantee (together, the "First Demand Guarantees") under the conditions set forth in Section 12 below and in the First Demand Guarantees.

        2.6 CONDITIONS PRECEDENT TO SIGNING.

               (a) Buyers shall have received, before signing this Agreement, the following documents:

                      (i) relevant extracts, certified true by the chairman of the board ("president du conseil d'administration") of the Company, of the minutes of the meetings of the Company's Workers' Council ("Comite d'Entreprise") consulted on the Contemplated Transactions;

                      (ii) a copy, certified true and correct by Jean-Pierre Benaym, of the authorization given by the "juge des tutelles" with respect to the capacity of Ilan Benaym to execute this Agreement, the Sellers' Closing Documents, and any other documents relating to this Agreement and the Sellers' Closing Documents, and to perform his obligations hereunder and thereunder, including, without limitation, his capacity to sell and contribute the Shares of the Company jointly owned with Jean-Pierre Benaym, Stephane Benaym and Edouard-David Benaym;

                      (iii) a copy, certified true and correct by Albert Goldberg, of the authorization given by the "juge des tutelles" with respect to the capacity of Jean Albert Nils Goldberg to execute this Agreement, the Sellers' Closing Documents, and any other documents relating to this Agreement and the Sellers' Closing Documents and to perform his obligations hereunder and thereunder; and

                      (iv) a certificate issued by the statutory auditors ("commissaires aux comptes") of the Company detailing (A) the principal amount of the existing Shareholders' Accounts as of the Signing Date and (B) the unpaid accrued interest on such principal amount as of the Signing Date;

               (b) Sellers shall have received, before signing this Agreement,
(i) the relevant extracts of the minutes of the board of directors of Nordstrom approving the Contemplated Transactions and authorizing execution of this Agreement by specified representatives of Nordstrom and (ii) a copy of the resolution of NECG's shareholder authorizing the execution on this Agreement by NECG.

3.      CLOSING.

        3.1 CLOSING. Subject to Section 9 and Section 10 below, the sale and contribution of the Shares provided for in this Agreement (the "Closing") will take place as soon as possible after

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


the Signing Date but no later than November 15, 2000, or on such other date as the parties may mutually agree (the "Closing Date"). The failure of Closing to occur on or before November 15, 2000, or such other date as the parties may mutually agree, will not give rise to any liability of any party.

        3.2 CLOSING OBLIGATIONS. At the Closing:

               (a) DELIVERIES BY SELLERS.  Sellers will deliver to Buyers:

                      (i) Share transfer forms ("ordres de mouvement") relating to the Shares in favor of Buyers, duly signed by Sellers;

                      (ii) The corporate books of the Company and the Subsidiaries (including register of transfers, shareholders accounts, minutes of the board of directors and of the general meetings of the shareholders, attendance registers of the board of directors and attendance sheets of the shareholders' meetings);

                      (iii) Minutes of the meetings of the boards of directors of the Company and the Subsidiaries, if applicable, and such other documentation as may be necessary to convene a meeting of shareholders of the Company and the Subsidiaries for the purpose of electing new directors and, if feasible, new statutory auditors, as applicable, which election shall take place immediately after Closing;

                      (iv) Letters of resignation from members of the board of directors and officers of the Company and of the Subsidiaries, as may be requested by Buyers, which letters shall include (A) a certification that, except for the Shareholders' Accounts, neither the Company nor any of the Subsidiaries owe such board member or officer any moneys or any other compensation, and (B) a release of the Company and the Subsidiaries of all Damages;

                      (v) An Extrait K-Bis of the Company and of each French Related Company, certified up to date as of the Closing Date by the chairman of the board of directors ("president du conseil d'administration") of the Company;

                      (vi) A certificate of solvency ("certificat de non-faillite") signed by the chairman of the board of directors ("president du conseil d'administration") of the Company, stating that neither the Company nor any Related Company is not in a position of cessation of payments ("cessation des paiements") as of the Closing Date;

                      (vii) A certificate of the chairman of the board of directors ("president du conseil d'administration") of the Company to the effect that, as of the Closing Date, neither the Company nor any Related Company owes any moneys or other compensation to any Seller or any Related Person of any Seller, to the exception of the Shareholders' Accounts that shall be transferred and assigned to NECG on the Closing Date;

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


                      (viii) Noncompetition agreements in the form of attached
Exhibit 3.2(a)(viii), executed by Jean-Pierre Benaym, Albert Goldberg, Stephane Benaym and Olivier Goldberg ("Noncompetition Agreements");

                      (ix) General Guarantees substantially in the form of attached Exhibit 2.5(a) and the Specific Guarantee substantially in the form of attached Exhibit 2.5(b);

                      (x) Copies of the Organizational Documents of the Company ("Statuts"), certified true and up to date by the chairman of the board of directors ("president du conseil d'administration") of the Company;

                      (xi) Certificates executed by each Principal Shareholder representing and warranting to Buyers that all the conditions precedent set forth in Section 9 below have been satisfied or waived; and

                      (xii) Each Seller will deliver to the Buyers a certificate acknowledging that, on the basis of the certificate set forth in Section 3.2(b)(v) below, the conditions precedent set forth in Section 10 have been satisfied or waived.

               (b) DELIVERIES BY BUYERS.

                      (i) NECG will deliver to each Seller (to the credit of the bank account specified by each such Seller) the portion of the Purchase Price to which it is entitled, in accordance with the amounts set forth in attached
Exhibit 3.2(b)(i);

                      (ii) NECG will deliver to each applicable Seller (to the credit of the bank account specified by each such Seller), the Loan Purchase Price relating to each such Seller;

                      (iii) Nordstrom will deliver to each Seller, in care of Sellers' Agent, certificates representing the number of shares of Nordstrom Stock in accordance with Section 2.2 above;

                      (iv) Buyers will deliver to Jean-Pierre Benaym the document evidencing the appointment of Jean-Pierre Benaym as a member of the board of directors of Nordstrom International;

                      (v) Each Buyer will deliver to Sellers' Agent a certificate representing and warranting to Sellers that all the conditions precedent set forth in Section 10 below have been satisfied or waived; and

                      (vi) Each Buyer will deliver to Sellers' Agent a certificate acknowledging that, on the basis of the certificate set forth in
Section 3.2(a)(xi) above, the conditions precedent set forth in Section 9 have been satisfied or waived.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


               (c) OTHER DOCUMENTS TO BE DELIVERED. The parties will execute and deliver the following documents at or prior to Closing:

                      (i) Loan Purchase Agreements with respect to each applicable Seller; and

                      (ii) the Stromnable Purchase Agreement substantially in the form of attached Exhibit 3.2(c)(ii), which the Sellers shall have caused the Company to execute (and which shall contain representations and warranties made by the Company for the benefit of Nordstrom).

4.      REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS.

        The Principal Shareholders represent and warrant, jointly and severally, to Buyers that, except as set forth in the attached Exhibits and any supplements thereto, the following representations and warranties are true and accurate as of the Signing Date and will be true and accurate as of the Closing Date.

        4.1 ORGANIZATION, SOLVENCY AND QUALIFICATION. Attached Exhibit 4.1 includes a complete and accurate list for the Company of its jurisdiction of organization and its corporate structure (including the identity of each Person holding any ownership or other interest in the Company, and the number of shares or other ownership interests held by such Persons). The Company is duly organized and validly existing under the laws of France. The Company (a) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business, and (b) is duly qualified to do business and is in good standing under the laws of each other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. There has been no formal request for the annulment or dissolution of the Company, nor is the Company unable to pay its debt as they fall due ("cessation des paiements") or has it initiated voluntary arrangements with its creditors ("reglement amiable") or is subject to insolvency proceedings ("redressement ou liquidation judiciaire"), all of which as construed by the French Law No. 84-148 of March 1, 1984, or, as the case may be, by the French Law No. 85-98 of January 25, 1985, as heretofore amended and supplemented.

        4.2 SUBSIDIARIES AND RELATED COMPANIES.

               (a) Attached Exhibit C includes a complete and accurate list of all of the Related Companies, and for each Related Company: its jurisdiction of organization and its ownership structure (including the identity of each Person that holds any ownership or other interest, and the number of shares or other ownership interests held by each such Person). Each of the Subsidiaries is duly organized and validly existing under the laws of their respective country of organization. Each of the Subsidiaries (i) has all requisite corporate power and authority to own or lease and operate its respective properties and to carry on its respective business, and (ii) is duly qualified to do business and is in good standing under the laws of each other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. There has been no formal

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


request for the annulment or dissolution of any of the Subsidiaries, nor (A) in the case of the French Subsidiaries, is any Subsidiary unable to pay its debts as they fall due ("cessation des paiements") or has it initiated voluntary arrangements with its creditors ("reglement amiable") or is subject to insolvency proceedings ("redressement ou liquidation judiciaire"), all of which as construed by the French Law No. 84-148 of March 1, 1984, as heretofore amended and supplemented, or, as the case may be, by the French Law No. 85-98 of January 25, 1985, as heretofore amended and supplemented, or (B), in the case of foreign Subsidiaries, has any Subsidiary entered into similar proceedings. Sellers have delivered to Buyers copies of the Organizational Documents of each Related Company, as currently in effect. Except as otherwise set forth in attached Exhibit 4.2(a) and apart from the Related Companies, the Company or the Subsidiaries do not presently own or control, directly or indirectly, any interest in any other corporation, association, grouping or partnership of whatever kind, including any "Groupement d'Interet Economique", "Societe en Participation", "Societe Civile" or other entity in which the liability of the members and partners is not limited to their ownership interest, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement except as set forth in attached Exhibit C. The outstanding shares or other evidences of ownership of each of the Subsidiaries are all duly authorized, issued and fully paid; were issued in accordance with the laws of their country of organization; are free of all Encumbrances; and there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition of such shares.

               (b) In particular, without reducing the general character of this
Section 4.2:

                      (i) The Company duly owns 90.67 % of the share capital and voting rights of Blazer SA and will, at Closing, own, directly or indirectly,
96.33 % of the share capital and voting rights of Blazer SA;

                      (ii) The Company duly owns 87.52 % of the share capital and voting rights of Cricket SA and will, at Closing, own 100 % of the share capital and voting rights of Cricket SA;

                      (iii) The Company duly owns 99.8 % of the share capital and voting rights of Spencer SARL and will, at Closing, own 100 % of the share capital and voting rights of Spencer SARL;

                      (iv) The Company duly owns 100 % of the share capital and voting rights of Buck Fashion and will, at Closing, own 100 % of the share capital and voting rights of Buck Fashion;

                      (v) The Company duly owns 100 % of the share capital and voting rights of Narwhal and will, at Closing, own 100 % of the share capital and voting rights of Narwhal;

                      (vi) The Company duly owns 30 % of the share capital and voting rights of Hockey SARL and will, at Closing, own 50 % of the share capital and voting rights of Hockey SARL;

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


                      (vii) The Company duly owns 30 % of the share capital and voting rights of Sahara SARL and will, at Closing, own 50 % of the share capital and voting rights of Sahara SARL;

                      (viii) The Company duly owns 100 % of the share capital and voting rights of Socker SA and will, at Closing, own 100 % of the share capital and voting rights of Socker SA;

                      (ix) The Company duly owns 99.05 % of the share capital and voting rights of Sud Investissement SARL and will, at Closing, own 100 % of the share capital and voting rights of Sud Investissement SARL;

                      (x) The Company duly owns 100 % of the share capital and voting rights of Faconnable Italie and will, at Closing, own 100 % of the share capital and voting rights of Faconnable Italie;

                      (xi) The Company duly owns 33.33 % of the share capital and voting rights of Penwork SARL and will, at Closing, own 33.33 % of the share capital and voting rights of Penwork SARL;

                      (xii) The Company duly owns 50 % of the share capital and voting rights of Stromnable as of the Signing Date;

                      (xiii) The Company will, at Closing, own 50 % of the share capital and voting rights of Hezard et Cie;

                      (xiv) The Company will, at Closing, own 50 % of the share capital and voting rights of Crossby;

                      (xv) The Company will, at Closing, own 50 % of the share capital and voting rights of Regimental; and

                      (xvi) Hezard et Cie has been duly converted to a "societe en commandite par simple".

        4.3 SHARES. The Shares represent 99.5 % of the issued and outstanding share capital and 99.5 % of the voting rights of the Company, are fully paid, and were duly and validly authorized and issued in accordance with the French Company Act No. 66-537 dated July 24, 1966, as amended and the Decree No. 67-236 dated March 23, 1967, as amended. There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition of any shares of the share capital of the Company. The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons, which affects or relates to the voting rights or share capital of the Company. Sellers each have good title to the Shares, whether, as the case may be, as full owner ("proprietaire"), bare owner ("nu-proprietaire") or beneficial owner

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


("usufruitier"), free and clear of any Encumbrances, and have full right, power and authority to effect the sale and contribution of such Shares, and upon the consummation of the Contemplated Transactions, Buyers will be fully entitled with all rights under the 99.5 % of the shares and voting rights of the Company as full owners ("proprietaires"). None of the shares of the Company were issued in violation of any Legal Requirement and none of the bare ownership ("nue-propriete") and beneficial ownership ("usufruit") on the relevant shares of the Company was granted in violation of any Legal Requirements. Upon the delivery of, and payment for, such Shares pursuant to this Agreement, Buyers will acquire good title to 99.5 % of the shares and voting rights of the Company, free and clear of any Encumbrances. There are no equity or debt securities of the Company authorized and not yet issued on the date hereof and there are no existing, exchange rights, rights of first offer or of first refusal, warrants, preemptive rights, options, calls, commitments, or other Contracts or commitments allowing or obligating the Company to sell, transfer or otherwise issue any capital stock, or any security convertible into and/or exchangeable for capital stock of the Company.

        4.4 AUTHORITY; NO CONFLICT.

               (a) This Agreement constitutes, and upon execution by Sellers, the Loan Purchase Agreements and the Noncompetition Agreements (collectively, the "Sellers' Closing Documents") will constitute, the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and under the Sellers' Closing Documents.

               (b) The First Demand Guarantees will constitute, the legal, valid, and binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms.

               (c) Except as provided in attached Exhibit 4.4(c), neither the execution of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of the Company or any Subsidiary, or (B) any resolution adopted by the board of directors or the shareholders of the Company or any Subsidiary; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Seller, the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or any Subsidiary or that otherwise relates to the business of, or any of the assets owned or used by, the Company or any Subsidiary; (iv) cause Buyers, the Company or any Subsidiary to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by the Company or any Subsidiary to be reassessed or revalued by any taxing

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


authority or other Governmental Body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company or any Subsidiary.

               (d) Except as set forth in attached Exhibit 4.4(d), neither Sellers nor the Company nor any Subsidiary is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        4.5 CONSENTS AND AUTHORIZATIONS. The Company and the Subsidiaries have all licenses, permits, authorizations and approvals from Governmental Bodies necessary to carry on their respective businesses in conformance with all Legal Requirements, and each of such licenses, permits, authorizations and approvals is currently valid and in full force and effect. Except as set forth in attached
Exhibit 4.5, no Consent, approval, Order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Body or any third party is required on the part of the Company or the Subsidiaries in connection with the consummation of the Contemplated Transactions except for filings and approvals required under the HSR Act.

        4.6 FINANCIAL STATEMENTS.

               (a) The annual financial statements of the Company and each of the Subsidiaries for 1999 and the annual consolidated statements of the Faconnable group for 1999, duly audited, and certified ("certifies") by their respective statutory auditors ("Commissaires aux Comptes"), and the unaudited financial statements of the Company and each of the Subsidiaries for the period from January 1, 2000 through May 31, 2000, certified by the Principal Shareholders, are attached as Exhibit 4.6(a) (collectively, the "Financial Statements"), and are true and accurate, and present fairly ("sont reguliers et sinceres et donnent une image fidele"), in all material respects, the financial position and the results of operations of the Company, and each of its Subsidiaries, as of the dates or for the periods presented therein in conformity with GAAP, applied on a consistent basis during the periods involved except as otherwise noted therein, including the related notes.

               (b) The Financial Statements contain and reflect such reserves as were necessary and required by the laws, principles and rules referred to above to be reflected in such statements as of said dates for all liabilities (actual, contingent or accrued) and for all reasonably anticipated losses and costs and for all warranty claims, discounts or refunds with respect to services and/or products already rendered or sold, such reserves being based upon events or circumstances in existence or likely to occur in the future with respect to any Contract of the Company or any Contract of any of the Subsidiaries. In particular, the Financial Statements contain and reflect such reserves as are necessary and sufficient for the potential liabilities arising for the Company and the Subsidiaries in respect of the Proceedings set forth in Exhibit 4.10(a).

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


               (c) All of the Company's and the Subsidiaries' loss carry forwards have been listed in the Tax Returns. The loss carry forwards as set forth in attached Exhibit 4.6(c) can be carried forward in accordance with applicable laws and regulations ("droit commun").

        4.7 RECEIVABLES. All accounts receivable of the Company and the Subsidiaries that are reflected on the Financial Statements or on the accounting records of the Company and the Subsidiaries as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Company or Subsidiaries as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Financial Statements represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, with or without set-off, in accordance with the usage ("usages") of the profession and of the Company. Attached Exhibit 4.7(a) sets forth the list of the clients of the Company and the Subsidiaries with respect to which a financing schedule ("plan de financement") has been implemented. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Attached Exhibit 4.7(b) sets forth the list of the clients of the Company and the Subsidiaries with respect to which the delivery of goods has been interrupted until the payment by such clients of unpaid Account Receivables. Attached Exhibit 4.7(c) contains a complete, and accurate list of all Accounts Receivable as of the date thereof, which list sets forth the aging of such Accounts Receivable.

        4.8 COMPLIANCE WITH LAW. The Company and each of the Subsidiaries are in compliance, in all material respects, with all applicable Legal Requirements, including without limitation all Legal Requirements relating to employment, employment practices, labor and safety, and Legal Requirements relating to the generation, handling, storage, release, discharge or transportation of hazardous materials or substances, the environment or occupational health and safety. The Company, the Subsidiaries and their respective Facilities and other assets are not subject to any liability in connection with any such Legal Requirements; and none of Sellers, the Company or any Subsidiary has Knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, notice, Order, or other communication that relates to such Legal Requirements, or any alleged, actual, or potential violation or failure to comply with any such Legal Requirements with respect to any of the Facilities or any other properties or assets in which the Company or any Subsidiary has an interest.

        4.9 PROPERTY AND ASSETS.

               (a) Except as set forth in attached Exhibit 4.9(a), none of the Facilities is the subject of any complaint or notice of violation of any Legal Requirements, including without

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


limitation any zoning, building or environmental protection laws, regulations and Orders, and neither Company nor any of the Subsidiaries has Knowledge that any such violation exists; and there is no Legal Requirements nor Orders pertaining to zoning, building or environmental protection or any other restrictions of whatever nature in regard of use or occupancy, which is likely to preclude or impair the use and occupancy of such Facilities after the Closing Date for the purposes for which they are presently used.

               (b) Except as set forth in attached Exhibit 4.9(b), as of the Closing Date, the Company and the Subsidiaries own their property and assets free and clear of all Encumbrances. With respect to the Facilities and other leased property and assets, the Company and Subsidiaries are in compliance with such leases and hold a valid leasehold interest free of any Encumbrances except as set forth in attached Exhibit 4.9(a).

               (c) All personal property of the Company and the Subsidiaries is usable to the benefit of their businesses and is in good physical repair and condition, ordinary wear and tear excepted.

               (d) All the information technology products and other electronic products (hardware, firmware and software) which are included in the personal property are able, with their functionality intact (i) to store, treat, give and receive date and other time indications in respect of both the 20th and the 21st century; and (ii) to handle the conversion of currencies into French francs and Euro. Attached Exhibit 4.9(d) sets forth a detailed description (i) of the computer system, and in particular the computer network, of the Company and (ii) of the Contracts of the Company relating to such computer system.

               (e) Except as set forth in attached Exhibit 4.9(e), all liquid assets of the Company and the Subsidiaries (including without limitation bank accounts and cash), are upon Closing available free and clear of any restriction or condition and without withholding or deduction for any Taxes or other charges.

               (f) All Facilities, assets, properties and rights, whether or not recorded on the books of the Company or the Subsidiaries, that heretofore have been used in the Company's or in the Subsidiaries' respective businesses, have been included in the transfer to Buyers under the terms of this Agreement.

               (g) Except as set forth in attached Exhibit 4.9(g), the Facilities, assets, properties and rights owned and used by the Company and the Subsidiaries in their businesses are of an amount and character sufficient to enable the Company and the Subsidiaries to conduct their businesses in a manner consistent with the conduct of such businesses prior to the Closing Date.

               (h) The Company and the Subsidiaries have complied and are in full compliance with applicable Legal Requirements relating to asbestos and all environmental matters.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


               (i) The leases for the premises located at (A) 56-66 rue d'Antibes / 17 boulevard de la Croisette, 06400 Cannes, France and (B) 100 rue d'Antibes, 06400 Cannes, France are being transferred, and will be validly transferred to the Company as of the Closing Date.

               (j) Sahara SARL can validly operate its business ("fonds de commerce") in the premises located at 30 rue Joseph Vernet, 84000 Avignon, France.

        4.10 LITIGATION.

               (a) Other than the Proceedings set forth in attached Exhibit 4.10(a), neither Sellers, the Company, the Subsidiaries, nor any of their officers or directors is engaged in, any Proceeding involving the Company, the Subsidiaries, the employees of the Company or the Subsidiaries, or the Contemplated Transactions. There is no pending Proceeding against the Company, the Subsidiaries or their officers or directors that questions the validity of this Agreement, or the right of Sellers, to enter into this Agreement, to consummate the transactions contemplated hereby, or that might result in any adverse change in the Company's or the Subsidiaries' businesses or the results of operations or financial condition of the Company or the Subsidiaries. To the Knowledge of Principal Shareholders (i) no such Proceeding has been Threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

               (b) Each of the Company and the Subsidiaries is in compliance with all Orders binding on such company or its assets, and no event has occurred or, to the Principal Shareholders' Knowledge, circumstance exists that may constitute a violation of any such Order. Neither the Company, nor the Subsidiaries, nor their officers or directors is bound by any Order of any Governmental Body that has or is reasonably likely to have any adverse effect on the results of operations or financial condition of the Company or the Subsidiaries.

        4.11 INTELLECTUAL PROPERTY.

               (a) Except as set forth in attached Exhibit 4.11(a)(i), the Company and the Related Companies own all know-how, trademarks, service marks, trade names, company names, domain names, author's rights ("droits d'auteur"), copyrights, trade secrets, information, proprietary rights and processes currently necessary for operations in the Ordinary Course of Businesses ("Intellectual Property"), including without limitation the intellectual property listed in attached Exhibit 4.11(a)(ii) without any conflict with or infringement upon the rights of others. Except as set forth in attached Exhibit 4.11(a)(i), at Closing, all Intellectual Property will be owned by the Company or the Related Companies.

               (b) All Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable, and all renewal fees and other maintenance fees that have come due have been paid. Such Intellectual Property is sufficient and adequate in all respects to allow the Company and the Related Companies to carry on their operations in the Ordinary Course of Business. Such Intellectual Property has not been wrongfully or unlawfully acquired.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


               (c) Except as set forth in attached Exhibit 4.11(c), the Intellectual Property is not subject to any outstanding options, licenses, agreements or Encumbrances of any kind, nor is the Company, nor the Related Companies bound by or a party to any options, licenses or agreements of any kind with respect to the trademarks, service marks, trade names, domain names, author's rights ("droits d'auteur"), copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. Neither the Company, nor the Related Companies, nor Sellers have received any communications alleging that the Company, the Related Companies or Sellers have violated or would violate any of the patents, trademarks, service marks, trade names, domain names, company names, author's rights ("droits d'auteur"), copyrights or trade secrets or other proprietary rights of any other Person.

               (d) Attached Exhibit 4.11(d) contains a complete and accurate list of all employees and other Persons involved in the creation of any designs (including artwork, drawings and specifications), design concepts, design directions, textile designs (including fabric designs, prints, styles, weaves, yarns and other unique or original features), fabric and yarn development, garment specification package (including garment details and components, such as zippers, buttons and pulls), names, marks, labels (including product labeling), photographs, slides, prints, sketches, silhouettes, illustrations, layouts, icons, logos, presentation materials (such as renderings, models, mockups and slide presentations) or other work products or materials (collectively referred to as "Designs") or other Intellectual Property used in the businesses of the Company and the Related Companies. The employees and other Persons listed in attached Exhibit 4.11(d) have always worked under the direction and the supervision of the creators Albert Goldberg and/or Olivier Goldberg.

               (e) The Company and the Related Companies have been properly and validly assigned all intellectual property rights in the Designs and other Intellectual Property created by Albert Goldberg and/or Olivier Goldberg and used by the Company and the Related Companies in the Ordinary Course of Business. To Principal Shareholders' Knowledge, none of the Persons who have worked internally or externally on the development of the Designs and other Intellectual Property of the Company and/or the Related Companies has infringed any intellectual property right of any other Person.

        4.12 NO CONFLICT OR DEFAULT. Neither the execution of this Agreement or the Sellers' Closing Documents by Sellers nor compliance by Sellers with the terms and provisions hereof and thereof, including, without limitation, the consummation of the Contemplated Transactions, will violate any Order of any Governmental Body, or conflict with or result in the breach of any term, condition, or provision of the Organizational Documents ("Statuts") of the Company or the Subsidiaries, or of any Contract, Order or legal obligation to which any of Sellers, the Company or the Subsidiaries is a party or by which they or any of the assets of the Company or the Subsidiaries are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition of any Encumbrance with respect to any of the Company's or the Subsidiaries' assets.

        4.13 PERMITS. The Company and the Subsidiaries have all franchises, permits, licenses, and Governmental Authorizations necessary for the conduct of their businesses as now being

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


conducted by them, the lack of which could adversely affect the businesses, assets, or financial condition of the Company or the Subsidiaries, and the Company and Subsidiaries believe they can obtain, without undue burden or expense, any similar authority for the conduct of their businesses in the Ordinary Course of Business or as planned to be conducted. A list of all such franchises, permits, licenses, and Governmental Authorizations is included in attached Exhibit 4.13. The Company and the Subsidiaries are not in default in any material respect under any of such franchises, permits, licenses, or Governmental Authorizations. To the Knowledge of Sellers, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any franchise, permit, license or Governmental Authorization, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any franchise, permit, license or Governmental Authorization.

        4.14 COMPLETE DISCLOSURE. Sellers have fully provided Buyers with all the information that Buyers have requested and all information that Sellers, after due inquiry with all officers and directors involved in the Company's or the Subsidiaries' businesses (including manufacturing, regulatory, marketing, sales, finance, administration, human resources in France and other countries), believe is material and related to the Company's or the Subsidiaries' businesses. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact.

        4.15 CHANGES. Except as set forth in attached Exhibit 4.15, since December 31, 1999, there has not been: (a) any change in the assets, liabilities or financial condition of the Company or the Subsidiaries from that reflected in the Financial Statements, except changes in the Ordinary Course of Business that have not been, in the aggregate, materially adverse; (b) any change in the management of the Company or the Subsidiaries which has not been carried on in the Ordinary Course of Business; (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the businesses of the Company or of the Subsidiaries, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such change; (d) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company and the Subsidiaries; (e) any dividends or any distribution of any profits whatsoever by the Company and/or the Subsidiaries; (f) any change in the Company's or the Subsidiaries' accounting methods; (g) any written off debts other than in the Ordinary Course of Business; (h) any grant by the Company or any of the Subsidiaries to any officer or employee of any increase in compensation in any form, or any severance or termination pay, any entering into by the Company or any Subsidiary of any employment agreement, any adoption or amendment of any collective bargaining, bonus, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of employees other than in the Ordinary Course of Business; or (i) any other event or condition of any character that might materially and adversely affect the businesses or the financial condition of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has entered into any Contract or made any decision except in the Ordinary Course of Business or in relation to this Agreement or the Contemplated Transactions.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        4.16 TAXES.

               (a) The Company and the Subsidiaries have timely filed all Tax Returns which are required to be filed by them in all countries, states, cities and towns and other jurisdictions in which they are incorporated or are required to file any Tax Return. Such Tax Returns adequately and sufficiently disclose the Company's and the Subsidiaries' Tax liabilities, and have been prepared in compliance with all laws, rules, regulations, principles and published case law ("jurisprudence") relating to the determination of Tax basis and the computation of Tax. The Company and the Subsidiaries have constantly acted prudently with respect to the determination of Tax basis and the computation of Tax.

               (b) The Company and the Subsidiaries have fully and timely paid all Taxes which are required to be paid or which have become due pursuant to the filing of Tax Returns or to any assessment which has been received by them. The reserves and indebtedness booked by the Company and the Subsidiaries, as such reserves and indebtedness are set forth in the Financial Statements, are adequate to cover the liability of the Company and the Subsidiaries for all unpaid Taxes owed by them in respect of periods ending on the Closing Date and all years and periods prior thereto, including any Taxable Events that may have occurred during such period and any accrued liability attached to such Taxable Events.

               (c) All deficiencies asserted or assessments made by any Governmental Body as a result of any examination of the Tax Returns of the Company or any Subsidiary have been paid in full, except for any being contested in good faith and for which sufficient reserves or provisions have been duly accounted for in accordance with laws and regulations ("regles et pratiques en vigueur") applicable in the relevant Person's jurisdiction.

               (d) All Taxes which the Company and the Subsidiaries are required by applicable Legal Requirements to withhold or to collect for payment have been duly withheld and collected, and have been paid and accrued, reserved against and entered on the books of the Company and the Subsidiaries or are booked in the reserves and indebtedness accounts of the Financial Statements.

               (e) No written or other claim has been made in the last three (3) years by any Governmental Body in a jurisdiction where either of the Company or the Subsidiaries do not file Tax Returns that the Company or any Subsidiary so not filing is subject to an amount of taxation exceeding E 100,000 (one hundred thousand Euros) by that jurisdiction. There are no Encumbrances on any of the assets of the Company or the Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (f) Except as set forth in attached Exhibit 4.16(f), there is no pending or Threatened dispute, claim or Proceeding concerning any Tax liability of the Company or a Subsidiary.

               (g) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


               (h) Neither the Company nor any Subsidiary is a party to any Tax allocation ("accord de repartition de couts") or Tax consolidation agreement ("convention d'integration fiscale"). Neither the Company nor any Subsidiary has ever been part of tax consolidation group ("groupe d'integration fiscale").

               (i) The amounts set forth in attached Exhibit 4.16(i) accurately reflect the available distributable earnings ("reserves distribuables") of the Company as of the Closing Date, including those earnings the distribution of which would give rise to a "precompte" payment.

               (j) Notwithstanding any other provision of this Section 4.16, the Principal Shareholders make no representations or warranties with respect to any Tax liabilities that may accrue or come due with respect to, or arise from or in connection with, the sale of the Company's interest in Stromnable to Nordstrom.

        4.17 INVENTORY. Except as set forth in attached Exhibit 4.17, all inventory of the Company and the Subsidiaries, whether or not shown on the Financial Statements, consists of items of a quality and quantity usable or sellable in the Ordinary Course of Business. Neither Sellers nor the Company nor any Subsidiary has received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies and component products required for the manufacture or production of products relating to the Company's and the Subsidiaries' businesses. Due provision has been made on the books of the Company and Subsidiaries in the Ordinary Course of Business consistent with past practices to account for all obsolete, or unusable inventories at their estimated useful or scrap values, and such inventory reserves are adequate to provide for such obsolete or unusable inventories.

        4.18 PRODUCT LIABILITY. Neither Sellers nor the Company nor any of the Related Companies (with the exception of Stromnable) has Knowledge of any pending or Threatened Proceeding alleging any Damages caused by or related to a defect of any of the products of the Company or of any of the Related Companies. Neither Sellers nor the Company nor the Related Companies (with the exception of Stromnable) have received any client complaint or other information whatsoever in relation to the same. To Sellers' Knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) give rise to any such Proceeding. Neither the Company nor any of the Related Companies (to the exception of Stromnable) have shipped or manufactured any products prior to the Closing Date that may trigger any liability of the Company or of any of the Related Companies (to the exception of Stromnable) with respect to such products.

        4.19 EMPLOYEES.

               (a) Attached Exhibit 4.19(a) contains a complete and accurate list of the following information for each employee, officer and director of the Company and the Subsidiaries, including each employee on leave of absence or layoff status: (i) employer; (ii) name; (iii) job title; (iv) current compensation paid or payable and any change in compensation since December 31, 1999; (v) vacation accrued; and (vi) service credited for

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan.

               (b) Attached Exhibit 4.19(b) contains a complete and accurate list of the following information for each retired employee or director of the Company or of any of the Subsidiaries, or their dependents, receiving benefits or scheduled to receive benefits from the Company and/or any of the Subsidiaries in the future: (i) name; (ii) address; (iii) pension benefit; (iv) retiree medical, life and other insurance coverage; and (v) other benefits.

               (c) The Company and the Subsidiaries have complied in all respects with (i) all Orders imposed by the competent authorities in the fields of labor law, social security law, health law and safety law; and (ii) all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Neither the Company nor any Subsidiary is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Orders and Legal Requirements.

               (d) The Company and the Subsidiaries have not (i) paid or agreed to pay any sum of any kind to any of their employees, agents or representatives that is not tax deductible; (ii) incurred any obligations of any kind toward former employees, especially unfulfilled obligations resulting from the breach of Contract or from indemnities for dismissal or indemnities for unjustified dismissal or from not having complied with the obligation to reinstate an employee; (iii) entered into any employment Contract with any current or former employee, representative or agent, which breaches applicable laws and regulations and the collective bargaining agreement applicable to the Company or Subsidiaries or which provides for provisions more favorable than those of the applicable collective bargaining agreement to such current or former employee, representative or agent; or (iv) made any loans to their officers, directors, employees, agents or representatives other than set forth in attached Exhibit 4.19(d).

               (e) No executive, manager or other key employee has resigned from the Company or the Subsidiaries since December 31, 1999. To Sellers' Knowledge, no executive, manager or other key employee of the Company or any Subsidiary intends to terminate his or her employment with the Company or such Subsidiary.

               (f) The Company and the Subsidiaries have complied with all Legal Requirements and Orders relating to the representation of the employees in the Company and the Subsidiaries. There is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any Proceeding against or affecting the Company or any Subsidiary relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with any Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company,

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


any Subsidiary or the Facilities, or (iii) any application for certification of a collective bargaining agent. To Sellers' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute.

               (g) Sellers have delivered to Buyers copies of: (i) all personnel, payroll, and employment manuals and policies; (ii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company or any Subsidiary; and (iii) all pension and employee insurance plans in which the Company or any Subsidiary participates.

               (h) All contributions payable and due by the Company and the Subsidiaries under retirement, dismissals and benefit plans and all future obligations of the Company and the Subsidiaries thereunder have been duly paid or reserved for in the Financial Statements.

        4.20 CONTRACTS IN GENERAL. Attached Exhibit 4.20 lists (a) all Contracts for the years 1999 and 2000 that involve the individual performance of services or delivery of goods or materials, or expenditures or receipts, by one or more of the Company or the Subsidiaries in excess of E 100,000 (one hundred thousand Euros); (b) each applicable lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than E 50,000 (fifty thousand Euros) and with terms of less than one year); (c) each license agreement or other Contract with respect to Intellectual Property, option to enter into such a license agreement nor any distribution agreement; (d) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees; (e) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company or any Subsidiary with any other Person; (f) each Contract for capital expenditures in excess of E 50,000 (fifty thousand Euros); (g) each credit agreement; and (h) each warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company or any Subsidiary other than in the Ordinary Course of Business. The Company and the Subsidiaries are validly bound by all such Contracts in force and their co-contractors are validly obligated to them. All Contracts, warranties, guarantees and similar undertakings by the Company and the Subsidiaries comply with the Company's and Subsidiaries' respective corporate interests ("interet social"). The Company and the Subsidiaries have performed and perform all their obligations under these Contracts. All material Contracts to which the Company and the Subsidiaries are a party are in the form of appropriate legal documentation allowing the Company and the Subsidiaries to exercise and enforce all their rights thereunder. Without prejudice to the generality of the preceding terms, there exists no Proceeding that might affect the timely performance of these Contracts. There exists no material event that might bring about the nullification or termination of any of such Contracts, that might entitle a third party to demand an early payment thereunder, or that might involve in any manner the liability of the Company or the Subsidiaries or that of their directors or employees.

        4.21 CONTRACTS OUTSIDE THE ORDINARY COURSE OF BUSINESS, CONTRACTS WITH Shareholders. Except as indicated in attached Exhibit 4.21, the Company and the
Subsidiaries:

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


(a) have not concluded any Contract which would involve their joint or unlimited liability; (b) have not concluded any license agreement, any option to enter into a license agreement nor any distribution agreement; (c) have not concluded any Contract which would expressly or implicitly provide for an early termination as a consequence of the Contemplated Transactions; (d) have not concluded any Contract which by its terms cannot be terminated without paying a penalty in excess of E 50,000 (fifty thousand Euros) or without giving prior notice more than 3 months in advance; (e) have not concluded any agreement or arrangement limiting their freedom to compete in any line of business with any Person or in any geographic area; (f) are not a party to any Contract or agreement with any of Sellers or any Related Person; (g) have not incurred, vis-a-vis any of Sellers or any Related Person, any obligation or debt; (h) have not modified or received any request for modification of any existing license, distribution or manufacturing agreement.

        4.22 INSURANCE. The Company and the Subsidiaries shall have been insured until the Closing Date under insurance policies for which all premiums have been paid when due and which cover under normal conditions the risks regularly incurred by companies operating a business similar to that of the Company. Neither the Company nor any of the Subsidiaries have committed or omitted any act which might render null or inoperative such insurance policies or might bring about their cancellation. There is no pending Proceeding involving the application of the Company's or the Subsidiaries' insurance policies, no such Proceeding is Threatened and, to Sellers' Knowledge, no event has occurred which might bring about such a Proceeding.

        4.23 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company and the Subsidiaries, all of which have been made available to Buyers, are complete and correct and have been maintained in accordance with sound business practices and applicable Legal Requirements. The minute books of the Company and the Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the boards of directors, and committees of the boards of directors. All board meetings, shareholders' meetings and meetings of other competent bodies of the Company and the Subsidiaries have been duly convened and held in compliance with all Legal Requirements.

        4.24 JOINT OWNERSHIP ("INDIVISION"). The sale of the Shares owned jointly ("detenus en indivision") by Jean-Pierre Benaym, Stephane Benaym, Edouard-David Benaym and Ilan Benaym do not constitute and will not result in the partition ("partage") of such joint ownership ("indivision").

        4.25 ACQUIRED ASSETS. The Company has borrowed from Sellers, through their respective Shareholders' Accounts, the amount of the purchase prices (with the exception of registration duties ("droits d'enregistrement") and fees of counsels) of the interest held by Sellers in the Related Companies acquired by the Company.

        4.26 SCOPE AND ACCURACY OF THE REPRESENTATIONS. Buyers have undertaken to buy and receive the Shares upon the making of the above representations by the Principal Shareholders and on the express condition that the Principal Shareholders grant the warranties

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


referred to herein. All information contained in this Agreement and the Exhibits hereto is true and complete. The above representations and warranties are for the benefit of Buyers.

5.      REPRESENTATIONS AND WARRANTIES OF BUYERS.

        Buyers represent and warrant to Principal Shareholders that, except as set forth in attached Exhibit 5 attached hereto, the following representations and warranties are true and accurate as of the Signing Date and shall be true and accurate as of the Closing Date.

        5.1 ORGANIZATION AND GOOD STANDING.

               (a) NECG is a "societe par actions simplifiee" duly organized and validly existing under the laws of France.

               (b) Nordstrom is a corporation duly organized and validly existing under the laws of the State of Washington (U.S.A.).

        5.2 AUTHORITY; NO CONFLICT.

               (a) This Agreement constitutes, and upon the execution by Buyers, the Loan Purchase Agreements (collectively, the "Buyers' Closing Documents") will constitute, the legal, valid, and binding obligations of Buyers, enforceable against Buyers in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Buyers have the absolute and unrestricted right, power, and authority to execute this Agreement and the Buyers' Closing Documents and to perform their obligations under this Agreement and under the Buyers' Closing Documents.

               (b) Except as set forth in attached Exhibit 5, neither the execution of this Agreement by Buyers nor the consummation or performance of any of the Contemplated Transactions by Buyers will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                      (i) any provision of either Buyer's Organizational Documents;

                      (ii) any resolution adopted by the board of directors or the shareholders of either Buyer;

                      (iii) any Legal Requirement or Order to which either Buyer may be subject; or

                      (iv) any Contract to which either Buyer is a party or by which either Buyer may be bound.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


               (c) Except for any filing or approval required under the HSR Act, approval by Buyers' respective boards of directors or as set forth in attached
Exhibit 5, if any, Buyers are not and will not be required to obtain any Consent from any Person in connection with the execution of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        5.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against either Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To each Buyer's Knowledge, no such Proceeding has been Threatened.

6.      SECURITIES ACT MATTERS.

        6.1 STATUS OF NORDSTROM. Pursuant to its Organizational Documents, Nordstrom is authorized to issue up to two hundred fifty million (250,000,000) shares of Nordstrom Stock, of which approximately one hundred and twenty nine million (129,000,000) shares are issued and outstanding as of the date hereof. All shares of Nordstrom Stock to be issued to Sellers pursuant to this Agreement have been duly authorized and, upon issuance to Sellers in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of any encumbrances. Nordstrom will have duly filed any reporting required by the Securities Act or SEC regulations.

        6.2 SEC FILINGS.

               (a) Nordstrom has delivered to Sellers (i) Nordstrom's Annual Report to Shareholders and Form 10-K for the fiscal year ended January 31, 2000,
(ii) Nordstrom's Form 10-Q for the first quarter ended April 30, 2000, (iii) Nordstrom's Form 10-Q for the second quarter ended July 31, 2000, (iv) Nordstrom's Proxy Statement for Annual Meeting of Shareholders on May 16, 2000, and (v) any amendments and supplements to all such reports filed by Nordstrom with the Securities and Exchange Commission ("SEC") (collectively, the "Nordstrom SEC Reports").

               (b) Nordstrom has filed all required registration statement, prospectuses, reports, schedules, forms, statements and other documents required to be filed by with the SEC since July 31, 1999 (collectively, including all exhibits thereto, the "Nordstrom SEC Reports"). None of the Nordstrom SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, than on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Nordstrom SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Nordstrom and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth there, all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount, and other immaterial items typical of

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


unaudited financial statements. All of such Nordstrom SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Nordstrom SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

               (c) Except as disclosed in the Nordstrom SEC Reports filed prior to the date hereof or in attached Exhibit 6.2(c), since July 31, 2000, Nordstrom and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Nordstrom and its Subsidiaries or the footnotes thereto prepared in conformity with U.S. GAAP, other than (i) liabilities incurred in the Ordinary Course of Business or (ii) liabilities that, in the aggregate, would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operation of Nordstrom.

               (d) Except as disclosed in the Nordstrom SEC Reports filed prior to the date of this Agreement or in attached Exhibit 6.2(d), since July 31, 2000, there have not been any changes, circumstances or events which, in the aggregate, have had, or would reasonably be expected to have a material adverse effect on the business, financial conditions or results of operation of Nordstrom.

               (e) If any matters are disclosed on Exhibit 6.2(c) or Exhibit 6.2(d) in advance of public dissemination, Sellers acknowledge that they will be deemed to be "insiders" in possession of "material nonpublic information" for purposes of United States securities laws, and each Seller hereby agrees to abide by United States securities laws in all respects and by Nordstrom's insider trading policy, a copy of which is attached as Exhibit 6.2(e), until such time as such matters have been publicly disclosed.

        6.3 ACQUISITION OF NORDSTROM STOCK. Each Seller will acquire such Seller's respective shares of Nordstrom Stock for investment for such Seller's own account and not with a view toward further distribution thereof except as otherwise provided in this Section 6, and each Seller specifically represents that such Seller is not a U.S. Person (as defined in Regulation S under the Securities Act) and is not acquiring the shares of Nordstrom Stock for the account or benefit of any U.S. Person. The shares of Nordstrom Stock to be acquired by Sellers shall not have been registered under the Securities Act and Nordstrom does not have any obligation or intention to register the shares of Nordstrom Stock except as set forth in this Section 6. Each Seller agrees to resell such Seller's respective shares of Nordstrom Stock only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act upon delivery to Nordstrom of an opinion of counsel satisfactory to Nordstrom that registration is not required for such transfer. Furthermore, each Seller agrees not to engage in hedging transactions involving such Seller's shares of Nordstrom Stock except in compliance with the Securities Act.

        6.4 RESTRICTIVE LEGEND. Sellers understand that each certificate evidencing such shares of Nordstrom Stock shall bear a legend substantially in the following form:

        THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE ACQUIRED BY THE

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        HOLDER PURSUANT TO A REPRESENTATION THAT THE HOLDER IS NOT A U.S. PERSON AND IS NOT ACQUIRING THE SECURITIES FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON. THESE SHARES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OFFERED FOR SALE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

and Nordstrom will instruct any transfer agent not to register the transfer of any of Sellers' shares of Nordstrom Stock unless the shares have been registered as provided in this Section 6 or the conditions specified in the foregoing legend have been satisfied. All transactions, transfers and dispositions involving shares of Nordstrom Stock must comply with the requirements of the Securities Act and applicable securities laws of any relevant state of the United States.

        6.5 INFORMATION. Each Seller acknowledges receipt, either directly or through such Seller's "purchaser representative" (within the meaning of Rule 501(h) under the Securities Act), of all the information requested from Nordstrom and considered by such Seller to be necessary or appropriate for deciding whether to acquire the shares of Nordstrom Stock to be acquired by such Seller pursuant to this Agreement, including the Nordstrom SEC Reports. Each Seller also acknowledges that such Seller is and has been in the apparel business and is knowledgeable of that industry; and that such Seller, directly or through one of the Principal Shareholders, has been associated with Nordstrom for a number of years and is familiar with that company. Each Seller is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act or, either alone or with such Seller's purchaser representative, has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of, and such Seller is able to bear the economic risk of, his or her acquisition of such shares of Nordstrom Stock pursuant to this Agreement. Such Seller has had the opportunity to ask questions and receive answers regarding the terms and conditions of such acquisition of shares of Nordstrom Stock. Each Seller acknowledges that Nordstrom is relying on the accuracy of the foregoing matters. Nothing in this Section 6.5 shall limit or modify the representations of Buyers set forth in Sections 5 and 6 or the rights of Sellers to rely thereon.

        6.6 FORM S-3 REGISTRATION. As soon as practicable (and in any event within fifteen days) after the Closing Date, Nordstrom shall prepare and file with the SEC a registration statement on Form S-3 (such registration statement, together with any post-effective amendment thereto, the "Registration Statement"), covering the registration of fifty (50%) of the total shares of Nordstrom Stock. Nordstrom shall use its Best Efforts to cause the Registration Statement to become effective as promptly as possible. Nordstrom shall be obligated to have only one (1) registration statement declared effective pursuant to this Section 6.6.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        6.7 "PIGGYBACK" REGISTRATIONS. If at any time prior to the first anniversary of the Closing Date Nordstrom proposes to register any of its equity securities under the Securities Act, Nordstrom will promptly give written notice to Sellers' Agent thereof. Upon the written request of Sellers' Agent given within fifteen days after such notice from Nordstrom, Nordstrom will use its Best Efforts to cause the shares of Nordstrom Stock issued to Sellers to be included in the equity securities to be covered by the registration statement proposed to be filed by Nordstrom, all to the extent requisite to permit their sale and other disposition. Sellers' right to include some or all of their shares of Nordstrom Stock in any such offering shall be pro rata with any other outstanding rights of any other shareholder of Nordstrom to include any such shares in any such offering. Notwithstanding any other provision of this Section 6.7, if Nordstrom or the managing underwriter(s) determines that the marketing factors require a limitation of the number of shares to be underwritten, Nordstrom shall only be required to include in the offering and the registration so many of Sellers' shares of Nordstrom Stock as such underwriters believe in good faith would not adversely affect the distribution of the equity securities in such offering (the shares of Nordstrom Stock so included to be apportioned pro rata among the Sellers according to the total amount of shares entitled to be included therein owned by each Seller or in such other proportions as shall mutually be agreed to by the Sellers). In the event that any registration pursuant to this Section 6.7 shall be, in whole or in part, a firm commitment underwritten offering of equity securities of the Nordstrom, any request by Sellers pursuant to this Section 6.7 to register shares of Nordstrom Stock will be subject to a requirement that such shares are to be included in the underwriting on the same terms and conditions as the shares of equity securities otherwise being sold through underwriters under such registration, including without limitation the applicable provisions of any underwriting agreement.

        6.8 REGISTRATION PROCEDURES AND EXPENSES.

               (a) If and whenever Nordstrom is required by the provisions of
Section 6.6 or Section 6.7 to effect the registration of any of the shares of Nordstrom Stock under the Securities Act, Sellers will furnish in writing such information as is reasonably requested by Nordstrom for inclusion in the registration statement relating to such offering and such other information and documentation as Nordstrom may reasonably request, and Nordstrom will, as expeditiously as possible:

                      (i) Prepare and file with the SEC a Registration Statement with respect to such shares of Nordstrom Stock and use its Best Efforts to cause such Registration Statement to become and remain effective for such period as may be necessary to permit the successful marketing of such shares but, not exceeding 120 days from the date on which the shares included therein may be initially offered and sold pursuant thereto; in the case of registration of shares of Nordstrom Stock pursuant to Section 6.6 which Sellers intend to offer on a continuous or delayed basis, such 120-day period shall be extended until the earlier of (A) the date upon which all such shares of Nordstrom Stock have been sold or (B) the first anniversary of the Closing Date, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis.

                      (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


to comply with the provisions of the Securities Act; and to keep such registration statement effective for that period of time specified in Section 6(a)(i);

                      (iii) Furnish to the applicable Sellers such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as such Sellers may reasonably request in order to facilitate the public sale or other disposition of the shares of Nordstrom Stock covered by such registration statement;

                      (iv) Use its Best Efforts to register or qualify the shares of Nordstrom Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as such Sellers may reasonably request and do any and all other acts and things that may be necessary or desirable to enable such Sellers to consummate the public sale or other disposition of their shares in such jurisdictions;

                      (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering, and each such Seller shall also enter into and perform its obligations under such an agreement;

                      (vi) Notify such Sellers at any time when Nordstrom determines that a prospectus relating to any registration statement covering shares of Nordstrom Stock is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                      (vii) Advise such Sellers promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                      (viii) Use its best efforts to furnish, at the request of such Sellers, on any date that shares of Nordstrom Stock covered by such registration statement are delivered to underwriters for sale in connection with a registration pursuant to this Section 6 if such shares are being sold through underwriters, or, if such shares are not being sold through underwriters, on the date that the registration statement with respect to such shares becomes effective, (A) an opinion, dated such date, of the counsel representing Nordstrom for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Sellers, and (B) a letter dated such date, from the independent certified public accountants of Nordstrom, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Sellers.

               (b) Sellers shall pay, or reimburse Nordstrom for, all costs and expenses reasonably incurred in complying with Section 6.6 or Section 6.7, including without limitation

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


the fees payable to the SEC, the New York Stock Exchange, any underwriters and any investment bankers; underwriting discounts and selling expenses; and reasonable attorneys', accountants' and other professionals' fees and costs with respect to such registration. Nordstrom will use its Best Efforts to reasonably minimize the fees and costs of such registration.

        6.9 HOLDBACK PERIOD. Sellers shall, upon receipt by them of any written notice from Nordstrom that any fact or event exists as a result of which the Registration Statement, the prospectus included therein, or any document incorporated therein by reference contains or may contain any untrue statement of material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, discontinue any disposition of any of Seller's shares of Nordstrom Stock in a manner requiring delivery of the prospectus included in the Registration Statement until (a) Sellers have received copies of the supplemented or amended prospectus contemplated by Section 6.6(c), or (b) Sellers have received written advice from Nordstrom that the use of the prospectus contained in the Registration Statement may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by Nordstrom, Sellers will deliver to Nordstrom all copies, other than permanent file copies then in a Seller's possession, of the prospectus covering the shares of Nordstrom Stock current at the time of receipt of such notice; provided that all directors and officers of Nordstrom are required to refrain from disposition of Nordstrom securities during the same period. The period from and including the date of the giving of such notice to and including the date when each Seller shall have either received copies of the supplemented or amended prospectus or received advice from Nordstrom that the use of the prospectus contained in the Registration Statement may be resumed is referred to as the "Holdback Period." Nordstrom agrees to use all reasonable efforts to minimize the duration and frequency of any Holdback Periods hereunder to the extent consistent with Nordstrom's financial, strategic, and other business priorities, including the filing of any Form 8-K Report.

        6.10 INDEMNIFICATION AND CONTRIBUTION. In the event of a registration of any shares of Nordstrom Stock under the Securities Act pursuant to Section 6.6 or Section 6.7:

               (a) Nordstrom will indemnify and hold harmless, Sellers against any Damages to which Sellers may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Sellers' shares of Nordstrom Stock were registered under the Securities Act on the effective date thereof, including any prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Nordstrom of the Securities Act; provided, however, the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Damages if such settlement is effected without the consent of Nordstrom (which consent shall not be unreasonably withheld), nor shall Nordstrom be liable in any such case to the extent that any such Damages arise out of or are based upon a

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


Violation which occurs in reliance upon and in conformity with written information furnished by Sellers expressly for use in the preparation thereof.

               (b) Sellers will indemnify and hold harmless Nordstrom and its Representatives against any Damages to which Nordstrom, or any Representatives may become subject under the Securities Act or otherwise, insofar as such Damages are caused by any Violation that arose out of or are based upon information furnished by Sellers expressly for use in the preparation thereof; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Damages if such settlement is effected without the consent of Sellers, which consent shall not be unreasonably withheld.

        6.11 TERMINATION OF REGISTRATION RIGHTS. Sellers shall not be entitled to exercise any right to request registration provided for in Section 6.6 or
Section 6.7 after one (1) year following the Closing Date.

7.      COVENANTS OF PRINCIPAL SHAREHOLDERS PRIOR TO CLOSING DATE.

        7.1 ACCESS AND INVESTIGATION. Between the Signing Date and the Closing Date, the Principal Shareholders will, and will cause the Company, each Subsidiary and their respective Representatives to, (i) after the prior authorization of Sellers' Agent, which shall not be unreasonably withheld, afford Buyers and their Representatives full and free access to the personnel, properties, Contracts, books and records, and other documents and data of the Company and each Subsidiary, (ii) furnish Buyers and Buyers' Representatives with copies of all such Contracts, books and records, and other existing documents and data as Buyers may reasonably request, and (iii) furnish Buyers and Buyers' Representatives with such additional financial, operating, and other data and information as Buyers may reasonably request.

        7.2 BUSINESS OPERATIONS. Between the Signing Date and the Closing Date, the Principal Shareholders will, and will cause the Company and each of the Subsidiaries to: (i) conduct the business of the Company and each of the Subsidiaries only in the Ordinary Course of Business; (ii) use their Best Efforts to preserve intact the current business organization, keep available the services of the current officers, employees and agents, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company and each of the Subsidiaries; (iii) confer with Buyers concerning operational matters of a material nature; and (iv) otherwise report periodically to Buyers concerning the status of the business, operations, and finances of the Company and each of the Subsidiaries.

        7.3 INTELLECTUAL PROPERTY. The Principal Shareholders shall consult with Buyers to develop and implement a plan under which significant intellectual property rights of the Company shall be registered in key countries. Upon request by Buyers, the Principal Shareholders shall use their Best Efforts to cause registrations and filings identified by Buyers to be made prior to Closing, at Buyers' expense.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        7.4 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the Signing Date and the Closing Date, the Principal Shareholders will not, and will cause the Company and each Subsidiary not to, without the prior consent of Buyers:

               (a) Enter into or vary any Contract in excess of E 50,000 (fifty thousand Euros);

               (b) Give or discharge any guarantee, or any loan or financing, or any security in relation to such guarantees, loans or financing in excess of E 50,000 (fifty thousand Euros);

               (c) Subscribe or extend any borrowing in excess of E 50,000 (fifty thousand Euros);

               (d) Enter into any Contract requiring capital expenditure of more than E 100,000 (one hundred thousand Euros) (VAT not included);

               (e) Pass any board or shareholders resolution other than for the purposes of approving this Agreement or the Contemplated Transactions;

               (f) Dispose of any assets other than in the Ordinary Course of Business;

               (g) Settle any existing litigation in excess of E 100,000 (one hundred thousand Euros);

               (h) Enter into or vary any material transaction with a Related Person (including the shareholders or managers of a Related Person);

               (i) Hire or terminate (for reasons other than "faute lourde" or "faute grave") the employment of any employee with a monthly gross salary in excess of FRF 50,000 (fifty thousand French francs);

               (j) Disclose any proprietary or confidential information to third parties; or

               (k) Repay all or part of any Shareholder's Account or pay any interest relating thereto.

        7.5 REQUIRED APPROVALS. As promptly as practicable after the Signing Date, the Principal Shareholders will, and will cause each the Company and all Related Companies to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings and approvals required under the HSR Act, if any), without altering the terms and conditions of the Agreement nor imposing adverse conditions on the parties. Between the Signing Date and the Closing Date, the Principal Shareholders will, and will cause the Company and all Related Companies to: (i) cooperate with Buyers with respect to all filings that Buyers elect to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Buyers in obtaining any Consent required under the HSR Act.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        7.6 NOTIFICATION. Between the Signing Date and the Closing Date, the Principal Shareholders will promptly notify Buyers in writing if any Seller, the Company or any Subsidiary acquires Knowledge of any fact or condition that causes or constitutes a Breach of any Principal Shareholder's representations and warranties as of the Signing Date, or if any Seller, the Company or any Subsidiary becomes aware of the occurrence after the Signing Date of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in Exhibits (with the exception of Exhibit 5) if such Exhibits were dated the date of the occurrence or discovery of any such fact or condition, the Principal Shareholders will promptly deliver to Buyers a supplement to such Exhibits specifying such change. Such supplement or modification to the Exhibits shall only disclose events, items or information occurred or discovered by Sellers since the Signing Date. During the same period, the Principal Shareholders will promptly notify Buyers of the occurrence of any Breach of any covenant of the Principal Shareholders in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

        7.7 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement, Principal Shareholders will cause all indebtedness owed to the Company or any Related Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

        7.8 NO NEGOTIATION. The Principal Shareholders will not, and will cause the other Sellers, the Company, the Subsidiaries and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyers) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company or any of the Subsidiaries, or any of the capital stock of the Company or any of the Subsidiaries, or any merger, consolidation, business combination, or similar transaction involving the Company or any of the Subsidiaries.

        7.9 LEASE AMENDMENT. Prior to the Closing Date, the Principal Shareholders shall cause SCI les Pins d'Oregon to enter into an amendment of the lease covering the Company's warehouse, located at 105 route de Canta-Galet, Nice, France, to extend the term of the lease until December 31, 2024.

        7.10 RELATED PERSONS AND ACQUIRED ASSETS. Prior to the Closing Date, Principal Shareholders shall transfer, and shall use their Best Efforts to cause their Related Persons to transfer, to the Company, all shareholder or other ownership interests or rights they or their Related Persons may have, directly or indirectly, in any Person or asset used directly or indirectly in connection with the respective businesses of the Company and the Related Companies, as such businesses are currently conducted. Principal Shareholders shall cause the Company to borrow from Sellers, through their respective Shareholders' Accounts, the purchase prices (with the exception of registration duties ("droits d'enregistrement") and fees of counsels) of such

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


shareholder or other ownership interests or rights, or assets. Buyers agree to cooperate with Sellers to effect such transfers, at no cost to Buyers.

        7.11 AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Prior to the Closing Date, Principal Shareholders shall cause the Organizational Documents ("Statuts") of the Company to be amended to delete Article 18-2, paragraph 1.

        7.12 BEST EFFORTS. Between the Signing Date and the Closing Date, the Principal Shareholders will use their Best Efforts to cause the conditions in
Section 9 to be satisfied.

8.      COVENANTS OF BUYERS PRIOR TO CLOSING DATE.

        8.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the Closing Date, Buyers will, and will cause each of their Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings, if any, required under the HSR Act). Between the Signing Date and the Closing Date, Buyers will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all Consents identified in attached Exhibit 4.4(d) and in attached Exhibit 4.5; provided that this Agreement will not require Buyers to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

        8.2 BEST EFFORTS. Between the Signing Date and the Closing Date, Buyers will use their Best Efforts to cause the conditions in Section 10 to be satisfied.

        8.3 BANK GUARANTEES. Between the Signing Date and the Closing Date, NECG shall use its Best Efforts to obtain the assignment to NECG of the Bank Guarantees.

9.      CONDITIONS PRECEDENT TO BUYERS' OBLIGATION TO CLOSE.

        Buyers' obligations to purchase and receive the Shares and to take the other actions required to be taken by Buyers at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyers, in whole or in part):

        9.1 ACCURACY OF REPRESENTATIONS. All of the Principal Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the Signing Date, and must be accurate in all material respects as of the Closing, Date as if made on the Closing Date.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        9.2 SELLERS' PERFORMANCE.

               (a) All of the material covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all respects.

               (b) Sellers must have delivered each of the documents required to be delivered by Sellers pursuant to Section 3.2(a).

        9.3 CONSENTS. Each of the Consents identified in attached Exhibit 4.4(d) and in attached Exhibit 4.5 must have been obtained and must be in full force and effect.

        9.4 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to Buyers:

               (a) A copy, certified true and correct by the chairman of the board ("president du conseil d'administration") of the Company, of the minutes of meeting(s) of the board of director(s) of the Company approving the Contemplated Transactions;

               (b) A copy, certified true by the manager ("gerant") of Sud Investissement SARL, of the annual accounts of Sud Investissement SARL for the fiscal year ended 1999;

               (c) Certificates issued by the statutory auditors ("commissaires aux comptes") of the Company (i) detailing (A) the principal amount of the existing Shareholders' Accounts as of the Closing Date, and (B) the unpaid accrued interest on such principal amount as of the Closing Date, and (ii) certifying that the net equity ("capitaux propres") of the company is at least equal to half of the Company's share capital on the Closing Date;

               (d) A copy, certified true and correct by Jean-Pierre Benaym, of the ordinance of the "juge des tutelles" ratifying the capacity of Ilan Benaym to perform the split of the joint ownership ("indivision") relating to the "Faconnable" trademark simultaneously with the contribution of such trademark to Societe Civile Benaym on January 25, 1994;

               (e) A copy, certified true and correct by Jean-Pierre Benaym, of the notarized deed ("acte authentique") relating to the liquidation of the split referred to in Section 9.4(d) above;

               (f) A copy, certified true and correct by Jean-Pierre Benaym, of the request made before the "Tribunal de Grande Instance" for the approval ("requete en homologation") of the split referred to in Section 9.4(d) above;

               (g) A copy, certified true and correct by Jean-Pierre Benaym, of the Order of the "Tribunal de Grande Instance" approving the split referred to in Section 9.4(d) above;

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


               (h) A certificate of Societe Generale evidencing that a bank account has been opened in the name of the "Indivision Benaym";

               (i) A copy, certified true and correct by Jean-Pierre Benaym, of the agreement dated as of January 22, 1993 among Albert Goldberg and the "Indivision Benaym" pertaining to the "Faconnable" trademark, executed by all parties thereto;

               (j) An original copy of the agreement pertaining to the waiver of intellectual property, in a form satisfactory to Buyers, duly executed by Albert Goldberg;

               (k) An original copy of the agreement pertaining to the waiver of intellectual property, in a form satisfactory to Buyers, duly executed by Olivier Goldberg;

               (l) An original copy of the confirmation executed by Albert Goldberg pertaining to the contribution of the "Faconnable" trademark by Albert Goldberg to Societe Civile Goldberg on May 24, 1994; and

               (m) Such other material documents as Buyers may reasonably request for the purpose of (i) evidencing the accuracy of any of the Principal Shareholders' material representations and warranties, (ii) evidencing the performance by Sellers of, or the compliance by Sellers with, any material covenant or obligation required to be performed or complied with by Sellers,
(iii) evidencing the satisfaction of any material condition referred to in this
Section 9, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

        9.5 NO PROCEEDINGS. Since the Signing Date, there must not have been commenced or Threatened against any Buyer, or against any Person affiliated with Buyers, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

        9.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or Threatened by any Person any claim asserting that such Person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any share capital or stock of, or any voting rights, or other ownership interest in, the Company or any of the Subsidiaries, or (b) is entitled to all or any portion of the Nordstrom Stock or the Purchase Price.

        9.7 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause any Buyer or any Person affiliated with Buyers to suffer any material adverse consequence under (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

        9.8 CRICKET SA. The Principal Shareholders shall take or shall cause to be taken all necessary steps so that the net equity ("capitaux propres") of Cricket SA will be at least equal to

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


half of Cricket SA's share capital, in compliance with Article 241 of the Act No. 66-537 dated as of July 24, 1966, as amended and supplemented.

        9.9 SPENCER SARL. The Principal Shareholders shall take or shall cause to be taken all necessary steps so that the net equity ("capitaux propres") of Spencer SARL will be at least equal to half of Spencer SARL's share capital, in compliance with Article 68 of the Act No. 66-537 dated as of July 24, 1966, as amended and supplemented.

        9.10 SUD INVESTISSEMENT SARL. The Principal Shareholders shall take or shall cause to be taken all necessary steps so that the net equity ("capitaux propres") of Sud Investissement SARL will be at least equal to half of Sud Investissement SARL's share capital, in compliance with Article 68 of the Act No. 66-537 dated as of July 24, 1966, as amended and supplemented.

        9.11 INTELLECTUAL PROPERTY. Prior to Closing, the Principal Shareholders shall have transferred, and shall have caused all Related Persons to transfer to the Company, any Intellectual Property held by them, at no cost to the Company or any Subsidiary.

        9.12 TRADE NAME ("NOM COMMERCIAL"). Principal Shareholders shall cause the Company to send registered letters receipt requested to Hezard et Cie to the effect that it stops using the name "Faconnable" as a trade name.

        9.13 PURCHASE OF INTERESTS IN RELATED COMPANIES. The Sellers shall have caused the Company to own, at Closing:

               (a) directly or indirectly, 96.33 % of the share capital and voting rights of Blazer SA;

               (b) 100 % of the share capital and voting rights of Cricket SA;

               (c) 100 % of the share capital and voting rights of Spencer SARL;

               (d) 50 % of the share capital and voting rights of Hockey SARL;

               (e) 50 % of the share capital and voting rights of Sahara SARL;

               (f) 100 % of the share capital and voting rights of Sud Investissement SARL;

               (g) 50 % of the share capital and voting rights of Hezard et Cie;

               (h) 50 % of the share capital and voting rights of Crossby; and

               (i) 50 % of the share capital and voting rights of Regimental.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        9.14 STROMNABLE. The Principal Shareholders shall have caused the Company to sell to Nordstrom immediately prior to Closing all shares of capital stock and other interests in Stromnable in accordance with the terms of the Stromnable Purchase Agreement.

10.     CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE.

        Sellers' obligations to sell and contribute the Shares and to take the other actions required to be taken by Sellers at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

        10.1 ACCURACY OF REPRESENTATIONS. All of Buyers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the Signing Date and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

        10.2 BUYERS' PERFORMANCE.

               (a) All of the material covenants and obligations that Buyers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

               (b) Buyers must have delivered each of the documents required to be delivered by Buyers pursuant to Section 3.2(b), NECG must have made the cash payments required to be made by NECG pursuant to Section 2.1(b) and Section 2.1(c), and Nordstrom must have delivered certificates evidencing the shares of Nordstrom Stock to be transferred to Sellers pursuant to Section 2.2.

        10.3 CONSENTS. Each of the Consents identified in attached Exhibit 5 must have been obtained and must be in full force and effect.

        10.4 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to Sellers:

               (a) A document, satisfactory to Sellers in form and in substance, evidencing that (i) the Principal Shareholders will be released, as from the Closing Date, of the Bank Guarantees or, (ii) if the Principal Shareholders remain liable in respect of the Bank Guarantees after the Closing Date, NECG, or any other Related Person of NECG, will counter-guarantee the Principal Shareholders for such Bank Guarantees; and

               (b) Such other material documents as Sellers may reasonably request for the purpose of (i) evidencing the accuracy of Buyers' material representations and warranties, (ii) evidencing the performance by Buyers of, or the compliance by Buyers with, any material covenant or obligation required to be performed or complied with by Buyers, (iii) evidencing the satisfaction of any material condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        10.5 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale and contribution of the Shares by Sellers to Buyers, or (b) has been adopted or issued, or has otherwise become effective, since the Signing Date.

11.     TERMINATION.

        In the event this Agreement is terminated pursuant to Section 3.1 above, this Agreement shall be null and void and of no further force or effect, except for the provision of Section 14.3 below relating to the obligations of the parties to keep confidential certain information and data obtained by it from the other party. Except as provided above, the parties will have no further obligation towards each other and no claim or prejudice shall arise from such failure to close.

12.     INDEMNIFICATION.

        12.1 DAMAGES TO AFFECTED PERSONS. Subject to Section 12.8 below, if Closing occurs, Principal Shareholders, jointly and severally, will indemnify and hold harmless Buyers, for, and will pay to Buyers the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense) or diminution in assets or increase in liabilities, whether or not involving a third-party claim (collectively, "Damages", excluding incidental and consequential damages), incurred by Buyers, the Company or the Related Companies (collectively, "Affected Persons"), arising directly from or in connection with:

               (a) Any Breach of any representation or warranty made by the Principal Shareholders under Section 4 above, the Exhibits to this Agreement, the supplements to such Exhibits, or any other certificate or document delivered by Sellers and set forth in this Agreement;

               (b) Any Breach of any representation or warranty made by the Principal Shareholders under Section 4 above as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is disclosed in the Exhibits or a supplement to the Exhibits;

               (c) Any Breach by any Seller of any covenant (unless Buyers have waived the benefit of such covenant) or obligation (including post-Closing covenants and obligations) of such Seller in this Agreement or the Noncompetition Agreements;

               (d) Acts or omissions of Sellers, the Company or the Subsidiaries with respect to (i) termination of the franchise agreement in Brazil, (ii) termination of the license agreement with Mitsui in Japan, and (iii) authorization granted to French Fashion Corporation or any other Person to sell products in a territory licensed to a third Person;

               (e) Any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


such Person with any Seller or the Company or any Subsidiary (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

               (f) Any claim made by any Governmental Body relating to Blazer
SA;

               (g) Any claim relating to any litigation between France Riviera and the tenants of real estate properties owned by France Riviera;

               (h) Any claim relating to Recospad SARL that would impact Sud Investissement SARL as current or past partner in the silent partnership ("societe en participation") between Sud Investissement SARL and Recospad SARL;

               (i) Any adverse consequences relating to the liquidation or winding-up of any legal entity that was a Related Person of the Company and that was decided prior to the Closing Date; and

               (j) Any adverse consequences relating to the contribution ("apport") dated January 25, 1994 of various assets jointly owned ("detenus en indivisision") by Jean-Pierre Benaym, Stephane Benaym, Edouard-David Benaym and Ilan Benaym, to Societe Civile Benaym;

               Provided, however, that Principal Shareholders shall not have any liability for, shall not be required to indemnify or hold harmless Buyers for, and shall not be required to pay Buyers the amount of any Taxes arising directly from or in connection with sale of the Company's interest in Stromnable to Nordstrom.

        12.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY PRINCIPAL SHAREHOLDERS.

               (a) In the event any Buyer should have a claim against the Principal Shareholders (as a result of Damages suffered or expected to be suffered by itself or by any other Affected Person) under Section 12.1 above (a "Claim"), one or both Buyers shall deliver written notice of such Claim (the "Claim Notice") with reasonable promptness to each Principal Shareholder (except as otherwise provided in Section 12.3(a)). The Claim Notice shall describe in reasonable detail (i) the nature of the Claim, (ii) an estimate of the amount of Damages attributable to such Claim to the extent feasible, and (iii) the basis of such request for indemnification hereunder. In the event of a Claim Notice by more than one Buyer, such notice shall also indicate the amount of Damages attributable to each Buyer (to the extent such determination is feasible). Except as otherwise provided in Section 12.3(a) below, the failure by any Buyer to so notify the Principal Shareholders shall not relieve the Principal Shareholders of any liability that they may have to any Buyer under this Section 12, unless the Principal Shareholders demonstrate that they have been actually prejudiced by such failure. The Principal Shareholders shall answer to a Claim Notice by sending a joint notice (a "Response Notice") to Buyer(s) stating their acceptance or refusal of the Claim within thirty (30) calendar days of such Claim Notice. The failure by the Principal Shareholders to send a Response Notice within thirty (30) calendar days of a Claim Notice shall be deemed to constitute an acceptance of, and admission of liability for, the Claim described therein.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


               (b) If the Principal Shareholders dispute their liability with respect to a Claim, the Principal Shareholders and Buyer(s) shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved before the competent court in accordance with Section 14.11 below.

               (c) Buyer(s) may, at any time, send to Principal Shareholders a notice of payment ("Notice of Payment") as soon as:

                      (i) a Claim Notice has been sent within the time periods set forth in Section 12.5 below. A Notice of Payment may however be included in a Claim Notice in the case where, on the date of the Claim Notice, the relevant Damages result either from (A) the payment of an amount that is already due and payable or (b) a diminution of assets or increase of liabilities already computed on the books of the relevant Affected Person; and

                      (ii) in the case of Damages resulting in the payment of any amount by any Affected Person, (x) after receipt by the relevant Affected Person of an Order or a "titre executoire" (and in particular an "avis de redressement") or (y) if such Damages result from a provider of fabrics or manufacturer or sub-contractor, as soon as such amount is due and payable ("certaine et exigible"), or

                      (iii) in the case of Damages resulting in a diminution of assets or increase of liabilities (without any payment) of any Affected Person, on the date such diminution of assets or increase of liabilities is recognized on the books of the Company (with the exception of reserves for litigation) in accordance with GAAP or upon request of the statutory auditors of the relevant Affected Person.

                      The Notice of Payment shall indicate the amount of Damages attributable to each Buyer and, subject to Section 12.8 below, shall be deemed to be a request for the payment of 50 % of the amount of such Damages by each Principal Shareholder within ten (10) calendar days from the date of the Notice of Payment. Subject to Section 12.8 below, the Principal Shareholders shall be jointly and severally liable for any amount due and not paid by either Principal Shareholder pursuant to this Section 12.

               (d) In the event Principal Shareholders have not paid the amount of Damages within ten (10) calendar days as specified in Section 12.2(c) above:

                      (i) in the case of Damages for which indemnification is claimed on the grounds of Section 12.1(j) above, Buyer(s) shall be entitled to draw the full amount of Damages on the Specific Guarantee; and

                      (ii) in the case of all other Damages, Buyer(s) shall be entitled to draw the full amount of Damages equally (50/50) on each General Guarantee.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


               (e) If, on the Maturity Date:

                      (i) neither the amount of a Damage nor the maximum amount of such Damage have been assessed, and a Claim Notice relating to such Damage has been sent within the time periods set forth in Section 12.5 below, Buyer(s) shall be entitled to draw, on the Maturity Date, the full amount then available under the relevant First Demand Guarantees unless such Maturity Date is extended; or

                      (ii) the exact amount of a Damage has not been assessed but its maximum amount is known, and a Claim Notice relating to such Damage has been sent within the time periods set forth in Section 12.5 below, Buyer(s) shall be entitled to draw on the relevant First Demand Guarantees, on the Maturity Date, an amount equal to the lower of (A) the maximum amount of such Damage and (B) the full amount then available under such First Demand Guarantees, unless such First Demand Guarantees are extended in an aggregate amount equal to the lower of (A) the maximum amount of such Damage and (B) the full amount then available under such First Demand Guarantees.

                      Upon determination of the actual aggregate amount of such Damages, any surplus between the amount drawn under the relevant First Demand Guarantees in respect of such Damages and such Damages shall be reimbursed by Buyers.

        12.3 PROCEDURE FOR INDEMNIFICATION FOR THIRD PARTY CLAIMS.

               (a) Within ninety (90) calendar days (or within twenty (20) calendar days with respect to Taxes) after receipt by an Affected Person of notice of the commencement of any Proceeding against it (including, without limitation, receipt of any initial notification by any social, tax or customs Governmental Body such as "avis de verification" notified by the French tax authorities), one or both Buyers will give notice to the Principal Shareholders of the commencement of such Proceeding, and such notice shall constitute a Claim Notice under Section 12.2(a) above. Failure to notify the Principal Shareholders within the deadline specified in the preceding sentence shall be deemed to be a waiver by Buyers of any right to indemnification under this Section 12.

                      The Company has received from the French Direction Generale des Impots an "avis de verification de comptabilite" dated as of September 7, 2000. The Parties hereby agree that the Claim Notice relating to Damages resulting from the audit mentioned in the "avis de verification de comptabilite" is deemed to be received by Principal Shareholders upon the execution of this Agreement.

               (b) If any Proceeding referred to in Section 12.3(a) is brought against an Affected Person, the Principal Shareholders will not be entitled to participate in such Proceeding unless such Proceeding exclusively involves Taxes.

                      Upon Principal Shareholders' request, Buyers will inform Principal Shareholders periodically on the Proceeding and will have access to the file with the consent of the Affected Person(which may not be unreasonably withheld).

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


                      Buyers will make their Best Efforts so that the interest of the relevant Affected Person(s), and that of the Principal Shareholders with respect to this Section 12, be protected in all Proceedings in accordance with the usual practice of the Nordstrom group, in particular with the well-advised choice of a counsel.

                      Principal Shareholders shall not be under the obligation to indemnify Buyers for any Damages in respect of which a compromise or settlement has been effected without their consent (which may not be unreasonably withheld).

               (c) In the case of a Proceeding involving exclusively Taxes, the Principal Shareholders will be entitled (unless (i) the Principal Shareholders are also a party to such Proceeding and Buyer(s) determine in good faith that joint representation would be inappropriate, (ii) the Principal Shareholders fail to provide reasonable assurance to Buyer(s) of the Principal Shareholders' financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding or (iii) Buyers consider that Principal Shareholders are acting in bad faith or are using delaying tricks ("manoeuvres dilatoires")) to assume, to the extent permitted by applicable law, the defense of such Proceeding with counsel satisfactory to Buyer(s) and, after notice from the Principal Shareholders to Buyer(s) of their election to assume the defense of such Proceeding, the Principal Shareholders will not, as long as they diligently conduct such defense, be liable to Buyer(s) under this Section 12 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Affected Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Principal Shareholders assume the defense of a Proceeding,
(i) they will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the Principal Shareholders without the consent of Buyer(s) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Affected Person, and (B) the sole relief provided is monetary damages that are paid in full by the Principal Shareholders; and (iii) the Affected Person and Buyers will have no liability with respect to any compromise or settlement of such claims effected without their consent. If a Claim Notice is given to the Principal Shareholders of the commencement of any Proceeding and the Principal Shareholders do not, within fifteen (15) calendar days after such Claim Notice is given, give notice to Buyers of the Principal Shareholders' election to assume the defense of such Proceeding, the Principal Shareholders will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Affected Person (directly or through Buyers).

                      Notwithstanding the foregoing, if Buyers determines in good faith that there is a reasonable probability that a Proceeding may adversely affect Buyers or any other Affected Person other than as a result of monetary damages for which either Buyer would be entitled to indemnification under this Agreement, the Buyers may, by notice to the Principal Shareholders, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Principal Shareholders will not be bound by any determination of a Proceeding so defended

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


or any compromise or settlement effected without their consent (which may not be unreasonably withheld).

        12.4 AMOUNTS SUBJECT TO INDEMNIFICATION BY PRINCIPAL SHAREHOLDERS. The parties hereto agree as follows for purposes of computing the amounts payable by Principal Shareholders under this Section 12:

               (a) In the event of a Tax reassessment which merely consists in the deferral of the reassessed Affected Person's ability (i) to deduct an item from such Affected Person's taxable income in the same amount and conditions as reported on the Tax Returns for the reassessed period, or (ii) to use a value added tax credit or other Tax credit in the same amount and conditions as reported on the Tax Returns for the reassessed period, the amount of Damages subject to indemnification by Principal Shareholders in respect of such Tax reassessment shall be limited to interest, penalties and additions to Tax attributable to such Tax reassessment;

               (b) The amounts of Damages subject to indemnification by the Principal Shareholders under this Section 12 shall be reduced by any Income Tax benefit actually received by the Affected Person as a result of the occurrence of Damages, insofar as such Income Tax benefit and the related Damages occur during the same fiscal year;

               (c) The amounts of Damages subject to indemnification by the Principal Shareholders under this Section 12 shall be reduced accordingly by the amount paid by any insurance company to any Affected Person as an indemnification for such Damage; and

               (d) The amounts of Damages subject to indemnification by the Principal Shareholders under this Section 12 shall be reduced accordingly by the amount of provisions reintegrated as a result of the occurrence of such Damage.

        12.5 TIME LIMITATIONS.

               (a) Except for Damages arising, directly or indirectly, from or in connection with Section 12.1(j) above, Buyers shall only be entitled to send a Claim Notice under this Section 12 until (i) March 31, 2004 (or with respect to Taxes, January 20, 2004) if Closing occurs in the year 2000, or (ii) March 31, 2005 (or with respect to Taxes, January 20, 2005) if Closing occurs in the year 2001.

               (b) Buyers shall only be entitled to send a Claim Notice under
Section 12.1(j) to Jean-Pierre Benaym until the end of the third month following the fifth anniversary of the civil majority ("majorite civile") date of Ilan Benaym.

               (c) The time periods set forth in Section 12.5(a) and 12.5(b) above shall include the expiration date (Paris time) of such periods.

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        12.6 LIMITATION ON THE PRINCIPAL SHAREHOLDERS' LIABILITY.

               (a) The Principal Shareholders will have no liability under this
Section 12 until the total of all Damages that individually each exceeds E 20,000 (twenty thousand Euros) exceeds the threshold (as opposed to deductible) amount of E 400,000 (four hundred thousand Euros) (the "Threshold"); but after such Threshold amount is reached, the Principal Shareholders shall be liable for the full amount of all Damages that individually each exceeds E 20,000 (twenty thousand Euros), including those computed for the purpose of reaching the Threshold. However, this Section 12.6 will not apply to any Breach of any of the Principal Shareholders' representations and warranties of which any Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by any Seller of any covenant or obligation, and the Principal Shareholders will be jointly and severally liable for all Damages with respect to such Breaches. Notwithstanding the foregoing, the maximum liability of the Principal Shareholders shall not exceed E 34,871,705 (thirty four million eight hundred seventy one thousand seven hundred and five Euros.

               (b) The Principal Shareholders will have no liability under this
Section 12 for any prejudice suffered by any Person as the direct result of a merger or any similar operation involving the Company, a repurchase of its shares by the Company, a distribution of reserves of the Company, a request for repayment of "precompte mobilier" (special French corporate dividend withholding tax) by the Company, decided after the Closing Date, it being expressly agreed that the Principal Shareholders shall remain liable for any Damages revealed in connection with such operations.

        12.7 RIGHT OF SET-OFF. Upon notice to each Principal Shareholder specifying in reasonable detail the basis for such set-off, Buyers may set off any amount to which they may be entitled under this Section 12 against amounts otherwise payable to the Principal Shareholders as Additional Price.

        12.8 ILAN BENAYM. Notwithstanding the foregoing, all Damages for which indemnification is claimed pursuant to Section 12.1(j) above shall be the sole and exclusive liability of Jean-Pierre Benaym and Albert Goldberg shall not be jointly and severally liable for any sum due by Jean-Pierre Benaym to Buyer(s) with respect to such Damages

               As soon as Buyers will receive a copy, satisfactory to Buyers in form and in substance, of the waiver by Ilan Benaym of the waiver of the split mentioned in Section 9.4(d) above, Jean-Pierre Benaym shall no longer be liable vis-a-vis Buyers in respect of Section 12.1(j) above. The waiver by Ilan Benaym shall conform in all respects to the form attached as Exhibit 12.8. Buyers shall no longer be entitled to draw on the Specific Guarantee. Buyers shall send within ten (10) calendar days of the date of such waiver a notice to the Bank in which they will indicate, in accordance with the terms of the Specific Guarantee, the expiration of the First Demand Guarantee.

        12.9 EXCLUSIVE REMEDIES. The remedies set forth in this Section 12 shall be the only remedies available to the parties hereto in case of Breach of any representations and warranties or covenants hereunder and none of the parties hereto shall have any other rights or try to obtain any

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


other remedies whatsoever against the other parties with respect of actions arising from representations and warranties or covenants under this Agreement.

13.     POST-CLOSING TRANSACTIONS.

        13.1 SELLERS' OBLIGATIONS. The Principal Shareholders shall use their Best Efforts to cause the holders of the shares of the companies listed in attached Exhibit 13, other than the Company, to sell their respective shares to the Company or any other Person designated by the Company within two years after the Closing Date.

        13.2 TRANSFER OF THE CONTRIBUTED SHARES. The Contributed Shares are received by Nordstrom in view and for the purpose of their subsequent transfer to NECG.

14.     GENERAL PROVISIONS.

        14.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses, costs and fees incurred in connection with the preparation and execution of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants, and the Principal Shareholders will cause the Company and the Subsidiaries not to incur any such expenses, costs and fees.

        14.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyers and the Principal Shareholders mutually determine. Unless consented to by Buyers in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company and the Subsidiaries to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyers will consult with each other concerning the means by which the employees, customers, and suppliers of the Company and the Related Companies and others having dealings with the Company and the Related Companies will be informed of the Contemplated Transactions, and Buyers will have the right to be present for any such communication.

        14.3 CONFIDENTIALITY. Nordstrom, the Company and the Principal Shareholders are parties to the Confidentiality Agreement. Nothing in this Agreement shall be construed as impairing or otherwise limiting the obligations of the parties pursuant to the Confidentiality Agreement, and the Confidentiality Agreement shall remain in full force and effect in accordance with its terms until the Closing Date. However, this Section shall not prevent
(a) the Company from informing its workers council ("comite d'entreprise") and its employees of the transaction in the manner set forth in Section 14.2 above and (b) either parties to divulge such information as may be necessary for the purpose of fulfilling any condition precedent under this Agreement. In addition to the obligations contained in the preceding sentence, each party hereto agrees and covenants that such party will keep confidential, and cause their Related Persons to keep confidential, all information relating to, (x) in the case of Sellers, all information relating to Buyers and their Related Persons, and (y) in the case of Buyers, all information related to Sellers and the Shares, and
(z) with respect to all parties hereto, the Company, the business of the

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


Company and the terms of this Agreement, except as may be otherwise required to be disclosed by a Governmental Body.

        14.4 SELLERS' AGENT. Sellers hereby appoint Jean-Pierre Benaym as agent of the Sellers ("Sellers' Agent") for the purpose of any and all notices, consents, waivers, negotiations and other communications under this Agreement, the Sellers' Closing Documents, and any other documents relating to this Agreement and the Sellers' Closing Documents to be given to, or made with, Sellers. Jean-Pierre Benaym may be replaced by one of any other Sellers above age 18, upon prior written approval of Buyers.

        14.5 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), or (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

        Sellers:          Jean-Pierre Benaym
                          46, avenue des Bosquets, 06200 Nice, France
                          Facsimile No.:  (33-4) 93 72 35 89

        with a copy to:   Duteil Avocats
                          7, Place Antonin Poncet
                          69002 Lyon, France
                          Attention:  Francois Duteil
                          Facsimile No.:  (33-4) 78 37 24 34

        Nordstrom:        Nordstrom, Inc.
                          1617 Sixth Avenue, Suite 500
                          Seattle, WA  98101-1742
                          Attention:  Gail A. Cottle
                          Facsimile No.:  (206) 373-5909
                          Kathy Gersch
                          Facsimile No.:  (206) 373-5919
                          and
                          Michael G. Koppel
                          Facsimile No.:  (206) 373-4055

        with a copy to:   Lane Powell Spears Lubersky LLP
                          1420 Fifth Avenue, Suite 4100
                          Seattle, Washington 98101-2338
                          Attention:  D. Wayne Gittinger and Douglas E. Wheeler
                          Facsimile No.:  (206) 223-7107

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


        NECG:             Nordstrom European Capital Group
                          3, rue du Colonel Moll
                          75017 Paris, France

                          Attention:  the president

        with a copy to:   Gide Loyrette Nouel
                          26, Cours Albert 1er
                          75008 Paris, France
                          Attention:  Philippe Xavier-Bender
                          Facsimile No.:  (33-1) 40 75 37 07

        14.6 WAIVER. Unless otherwise provided in this Agreement, neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        14.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

        14.8 EXHIBITS.

               (a) The disclosures in the Exhibits, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

               (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Exhibits (other than an exception expressly set forth as such in the Exhibits with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

        14.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD PERSON RIGHTS. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


the benefit of the successors, personal representatives, heirs and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors, personal representatives, heirs and assigns.

        14.10 EXCHANGE RATE. When a Damage initially expressed in a currency that is not the Euro must be converted to Euros for the purposes of this Agreement, the applicable exchange rate between such currency and the Euro shall be determined pursuant to the Key Currency Cross Rates quoted in the Foreign Exchange section of The Wall Street Journal as of the date of the Claim Notice relating to such Damage.

        14.11 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by, and interpreted in accordance with, the laws of France. The parties hereby irrevocably consent to the exclusive jurisdiction of the commercial court ("Tribunal de Commerce") of Paris (France) in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement.


                         [Signatures begin on next page]

                                                  UNOFFICIAL ENGLISH TRANSLATION
                                                   FOR INFORMATION PURPOSE ONLY.
                                  DOCUMENT TO BE EXECUTED IN THE FRENCH LANGUAGE


Executed in 10 (ten) originals
In Paris
On September 27, 2000

BUYERS:                                      SELLERS:

NORDSTROM, INC.
                                             -----------------------------------
                                             JEAN-PIERRE BENAYM

By:
   --------------------------------
     Its:                                    -----------------------------------
         --------------------------          ALBERT GOLDBERG

NORDSTROM EUROPEAN CAPITAL GROUP
                                             -----------------------------------
                                             STEPHANE BENAYM

By:
   --------------------------------
     Its:                                    -----------------------------------
         --------------------------          EDOUARD-DAVID BENAYM


                                             -----------------------------------
                                             ILAN BENAYM


                                             -----------------------------------
                                             ARTHUR GOLDBERG


                                             -----------------------------------
                                             OLIVIER GOLDBERG


                                             -----------------------------------
                                             JEAN ALBERT NILS GOLDBERG